As filed with the Securities and Exchange Commission on October 5, 2015

Registration No. 333- 201613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axxess Pharma, Inc.

(Exact name of registrant in its charter)

Nevada	2836-1	N/A
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number)
incorporation or organization)	Code Number)

3250 Bloor Street West, Suite 613

Toronto, ON, M8X 2X9

(461)-410-6006

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Peter Daniel Bagi, MD

President and Director

Axxess Pharma, Inc.

3250 Bloor Street West, Suite 613

Toronto, ON, M8X 2X9

(461)-410-6006

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader , P.C.

101 Grovers Mill Road, Suite 200

Tel. No.: (609) 275-0400

Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum	Amount of
Title of Each Class of Securities	Amount to be		Offering Price		Aggregate	Registration
to be Registered	Registered (1)		Per Share		Offering Price	Fee

Common Stock, par value $0.0001 per share, issuable to Beaufort pursuant to the Investment Agreement	7,142,858	(2)	$0.20	(3)	$1,428,571.60	$166.00	*
Common Stock, par value $0.0001 per share, issued to Beaufort	200,000	(2)	0.20	(3)	40,000.00	4.65	*
Common Stock, par value $0.0001 per share, issued to Seaside pursuant to the Securities Purchase Agreement	584,350	(4)	0.15		87,652.50	8.82	**
Common Stock, par value $0.0001 per share, issued to Seaside pursuant to the Securities Purchase Agreement	917,300	(4)	0.15		137,595.00	15.99	*
Common Stock, par value $0.0001 per share, issued to Seaside pursuant to the Securities Purchase Agreement	840,520	(4)	0.1195		100,442.14	11.67	*
Common Stock, par value $0.0001 per share, issued to Seaside pursuant to certain side letter	100,000	(5)	0.20	(3)	20,000.00	2.01	**
Common Stock, par value $0.0001 per share, issued to the Revive shareholders pursuant to the Asset Purchase Agreement	2,803,010	(6)	0.20	(3)	560,602.00	56.46	**
Total	12,588,038				$2,374,863.24	$275.96

The Registrant previously submitted $500.21 with the filing of a registration statement that was filed on July 21, 2014. The registration statement was withdrawn on January 16, 2015. The $500.21 remained in the accountant as credit for future filings. On January 21, 2015, a subsequent registration statement was filed on January 21, 2015, with filing fees of $210.82.

*Aggregate of $210.82 which was paid from the credit of $500.21, which was applied with the filing of the registration statement on January 21, 2015.

**Aggregate of 67.29 to be paid against the credit outstanding.

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	Includes 7,142,858 shares of our common stock that we will put to Beaufort Capital Partners LLC pursuant to that certain investment agreement dated December 24, 2014.

Includes 200,000 shares of our common stock issued to Beaufort Capital Partners LLC for the extension of the $250,000 loan, pursuant to that certain amended promissory note dated January 20, 2015.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the closing prices of the common stock of the registrant as reported on the Pink Sheet on January 15, 2015.

(4)	On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. The Company issued 584,350 shares at $0.15 per share on May 20, 2014, 917,300 shares at $0.15 per share on June 20, 2014, and 840,520 shares at $0.1195 per share on July 21, 2014, respectively.

(5)	On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension.

(6)	Includes 2,803,010 shares issued to the shareholders of Revive Bioscience Inc. pursuant to that certain assets purchase agreement dated September 13, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 5, 2015

12,588,038 Shares of Common Stock

Axxess Pharma, Inc.

This Prospectus covers up to (1) 7,142,858 shares of common stock of Axxess Pharma, Inc., or the Company, par value $0.0001 per share, issuable to Beaufort Capital Partners LLC, a New York limited liability company, or Beaufort, pursuant to that certain investment agreement, dated December 24, 2014, between the Company and Beaufort, or the Investment Agreement; (2) 200,000 shares of our common stock issued to Beaufort for the extension of the $250,000 loan, pursuant to that certain amended promissory note dated January 20, 2015; (3) 2,342,170 shares of common stock of the Company, issued to Seaside 88, LP pursuant to that certain securities purchase agreement, dated May 19, 2014; (4) 100,000 shares of common stock of the Company, issued to Seaside 88, LP pursuant to that certain side letter agreement dated January 9, 2015; and (5) 2,803,010 shares of common stock of the Company, issued to the shareholders of Revive Bioscience Inc. pursuant to that certain assets purchase agreement dated September 13, 2013.

The Investment Agreement permits us to submit a drawdown notice of up to $1,000,000 in shares of our common stock to Beaufort over a period of up to thirty-six (36) months. We will receive proceeds from the sale of securities pursuant to our exercise of the drawdown right offered by Beaufort. Beaufort shall purchase the shares at a thirty percent (30%) discount from the median price for the average of the ten (10) closing daily prices and the ten (10) closing bid prices of the Company’s common stock immediately prior to Beaufort’s receipt of drawdown notice. Beaufort is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act. The total amount of shares of common stock to be issued to the Investment Agreement which may be sold pursuant to this Prospectus would constitute approximately 11% of our issued and outstanding common stock as of January 16, 2015, assuming that the selling stockholder will sell all of the shares offered for sale.

Beaufort is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the OTC Pink, under the ticker symbol “AXXE.” On September 9, 2015, the closing price of our common stock was $0.02 per share. We intend to seek quotation on the OTC Bulletin Board, or the OTCQX or OTCQB marketplaces; however, there is no guarantee that we will be successful. The shares held by the selling security holders may be sold at a fixed price of $0.20 per shares until they are quoted on the OTC Bulletin Board, or the OTCQX or OTCQB marketplaces, and that they will thereafter be sold at prevailing market prices or privately negotiated prices

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus Is:  _____________, 2015

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Axxess Pharma, Inc. (referred to herein as “we,” “our,” “us,” “Axxess Pharma, Inc.” or the “Company”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

Business Overview

The Company, through its subsidiaries Axxess Pharma Canada, Inc. and Allstar Health Brands Inc., engages in the distribution of certain Health Canada approved pharmaceutical and natural health products in Canada, the United States, and other international markets.

TapouT- branded Products

We have in-licensed rights to manufacture and distribute the TapouT-branded products world-wide. In 2013 the Company acquired a World-Wide Exclusive License (the “License”) from ABG TapouT, LLC (“ABG”) pursuant to a license agreement for various TapouT branded products in return for a royalty rate of 5%. The license agreement was subsequently amended in September 2014. The license agreement provided for an initial term of eight (8) years from October 1, 2013 until December 31, 2020, renewable to two (2) consecutive terms of five (5) years each, at the options of the Company. The Company also paid to ABG a non-refundable license fee of $25,000 on or before January 1, 2015 and issued to ABG 500,000 shares of its common stock.

The TapouT-branded products for which the Company received the License include: TapouT Spray Pain Relief, TapouT Pain Relief Towelettes, TapouT Hot & Cold Reusable Packs, TapouT Instant Cold Packs, TapouT Extreme Muscle Growth Supplement and TapouT Muscle Recovery Supplement, and TapouT turbo Blend Protein Powder in both a two-pound and one pound package, TapouT Omega-3 Fish Oil. In addition, the Company will launch: an all-natural testosterone boost, a line of RTD’s (Ready-to-Drink) Protein meal replacement products. We use third party manufactures. We distribute the products through several channels including retail and online in Canada, the United States and other international markets.

We are currently engaging in the distribution of TapouT Pain Relief Spray, TapouT Pain relief Wipes, TapouT Muscle Growth Supplement and TapouT Muscle Recovery Supplement TapouT Protein Powder, in a 2-lb. tub of TapouT protein powder, and a TapouT brand Omega-3 Fish oil. Depending on manufacturing constraints, we may also begin distribution of a TapouT Ready-to-Drink protein meal replacement line of products in three flavors: vanilla, chocolate and coffee. All products are currently and will be manufactured by FDA-compliant third party manufacturers, mainly Private Label Nutraceuticals, of Norcross, Georgia. We distribute the TapouT products through our subsidiaries.

Soropon Medicated Shampoo

We licensed the Drug Identification Number (DIN) in Canada pursuant to a license agreement with Blue Ivory Holdings Ltd. in 2012 so that we have the right to manufacture and distribute Soropon Medicated Shampoo.

Soropon Medicated Shampoo is a treatment for both infants and adults for fungal infections of the scalp such as sebhorreic dermatitis and cradle cap in infants. There are currently several shampoos that treat similar conditions offered in the $20-24.00 price range. The Company plans to employ an aggressive pricing strategy in order to effectively compete with the other medicated shampoos currently offered in this market segment.

This product was previously on the markets in Canada for a few years prior to 2010. We are currently focusing on the TapouT branded products therefore further development of the Soropon Medicated Shampoo is on hold.

Regulations

Our products are regulated under FDA Guidelines and Regulations. The ingredients used by the Company for the production of its products are classified as GRAS (Generally Regarded As Safe). To the best of the Company’s knowledge all the new products under development conform to the FDA guidelines for safety, and quality manufacturing.

In addition, The Company has obtained from Health Canada approval for the following products: TapouT Spray, Towellettes, Hot and Cold pack, Instant Cold Packs, and TapouT Muscle Growth Pre-Workout Supplement, Omega-3 Fish Oil, TapouT Protein Powder.

Furthermore the Company has obtained from the Australian Regulatory Authority (TGA) approval for four of its products: TapouT Muscle Recovery Spray, TapouT Muscle Recovery Towelettes, TapouT Muscle Pre-Workout Supplement and TapouT Muscle Post-Workout Supplement.

The Company believes other countries where it intends to sell its products may or may not require regulatory approvals, but in the event the products require these, the process will be fairly short, as the products contain no medicinal or controlled substances.

1

Transaction with Beaufort

Investment Agreement

On December 24, 2014, the Company entered into an Investment Agreement with Beaufort which replaced the similar agreement dated June 9, 2014. The Investor Agreement provides that the Company may, from time to time in its sole discretion when it determines appropriate in accordance with the terms and conditions of the Investment Agreement, during the Commitment Period (defined below), deliver an advance notice (the “Advance Notice”) to Beaufort, which states the dollar amount of securities that the Company intends to sell to Beaufort on a date specified in the Advance Notice (the “Advance”). The Company will be entitled to Advance to Beaufort (the “Advance Amount”) the number of shares of common stock equal to a maximum of two hundred fifty percent (250%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Advance Notice. The purchase price per share to be paid by Beaufort for each Advance Amount will be calculated at a 30% discount to the median price for the average of the ten (10) closing daily prices and the ten (10) closing bid prices of the Company’s Common Stock immediately prior to Beaufort’s receipt of the Advance Notice. The “Commitment Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Advance, and ends 36 months after such date, unless earlier terminated in accordance with the Investment Agreement.

The Company has the right, pursuant to the terms of the Investment Agreement to Advance up to $1,000,000 of common stock to Beaufort. If the Company was to draw down on the entire $1,000,000, then the Company would have to issue approximately 7,142,858 shares of common stock based upon an assumed purchase price under the Investment Agreement of $0.14 (equal to 70% of the closing price of our common stock of $0.20 on January 15, 2015), representing 11% of the outstanding common stock of the Company at the time the Company advances the maximum investment amount of $1,000,000 of shares of common stock.

The current registration statement covers 7,142,858 shares of our Common Stock under the Investment Agreement that would raise $1,000,000 assuming our Common Stock’s closing bid price remains unchanged from its price as of January 15, 2015. In the event our Common Stock’s price decreases, we may receive substantially less than $1,000,000. In that case, the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.

In addition, Beaufort will not be obligated to purchase shares if Beaufort’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that Beaufort and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below).

Registration Rights Agreement

In connection with the Investment Agreement, the Company and Beaufort entered into a registration rights agreement, or the Registration Rights Agreement. Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within thirty (30) days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. The Company has agreed to have the Registration Statement declared effective with the SEC. Beaufort has agreed to pay all legal costs and expenses associated with the Registration Rights Agreement.

Promissory Note

On June 9, 2014, the Company issued Beaufort a secured promissory note (the “Note”) in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00). The Note is to be funded in two equal tranches of $125,000. The first tranche of $125,000 was funded at closing and the second tranche of $125,000 was funded on July 28, 2014.The Note matures on January 28, 2015 which is six months from the date the Company receives the full amount of the Note (the “Maturity Date”). On January 20, 2015, The Company and Beaufort entered into an amended and restated secured promissory note to extend the Maturity Date of the Note to February 13, 2015. As consideration of the loan extension, the Company issued 200,000 shares to Beaufort. Such shares are required to be registered in the registration statement.

As collateral for the Note, Mr. Peter Daniel Bagi, President of the Company, has agreed to pledge 2,000,000 shares of common stock of the Company (subject to adjustment) to Beaufort as security for the payment in full of principal and performance under the Note (“Stock Pledge Agreement”).

Depending on our cash position, we may not be able to repay the note. While we have been able to manage our working capital needs with current credit facilities, additional financing or commencement of revenue generating from operations will be required in order to repay the note. To date, we have not generated any revenue, and we cannot make any assurances that we will be successful in generating any in the future. Also, we cannot predict whether we will be able to obtain new financing, nor do we know if it will be in the form of equity or debt. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Moreover, the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line agreement.

2

Transaction with WHC Capital

On November 4, 2014, the Company entered into a securities purchase agreement with WHC Capital LLC, or WHC, pursuant to which the Company issued (1) a 10% convertible note of the Company having a face value of $312,500 and (2) a three year warrant to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $0.25535 per share. The total purchase price of the note was $250,000.

The note is secured by 3,500,000 shares of common stock of the Company beneficially owned by Peter Daniel Bagi, the Chief Executive Officer of the Company, pursuant to that certain stock pledge agreement dated as of the even date. The collateral shares shall be held in the office of Szaferman Lakind Blumstein & Blader, PC, as the escrow agent, pursuant to that certain escrow agreement dated as of the even date. WHC shall have full-recourse against the Company in the event that net proceeds from the sale of the collateral shares do not provide adequate coverage of amounts owed under the note. Upon termination of the note, any remaining collateral shares shall be immediately returned to the Company.

The note may be converted only in the event that (a) the note is in default pursuant to the note, and (b) the net proceeds from the sale of collateral shares do not provide adequate coverage of all amounts owing thereunder, and (c) the Company cannot remedy the inadequate amount in five (5) business days. The conversion price of the note equals to 70% of the average of the three daily VWAPs, chosen by the Holder, during the twenty (20) trading days before the issue date, subject to adjustment.

In the six months ending June 30, 2015, the note payable was assigned $175,000 to Ramos and Ramos Investments, Inc. and $175,000 to RBB Capital. The balance includes a penalty of $37,500 in the principal balance and the Company's CEO transferred 1,500,000, 1,000,000 and 1,000,000 of the pledge shares to WHC Investments, Inc., Ramos and Ramos Investments, Inc. and RBB Capital LLC, respectively.

Transaction with Seaside

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock.

The per share purchase price shall be an amount equal to the lower of (a) the average of the high and low trading prices (measured to two decimal places) of the common stock for the ten (10) consecutive trading days immediately prior to a closing date, multiplied by 0.50 and (b) the average of the high and low trading prices (measured to two decimal places) of the common stock for the trading day immediately prior to a closing date, multiplied by 0.55. However, in no event the per share purchase price shall be less than the floor price equal to $0.14 per share in any subsequent closing, unless both parties agree to waive it.

In addition, Seaside will not be obligated to purchase shares if Seaside’s total number of shares beneficially held at that time would exceed 9.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

Seaside is entitled to piggyback registration rights for all the shares issued or issuable under the Securities Purchase Agreement.

The Company covenants and agrees to become a reporting company under the Exchange Act, subject to the reporting requirements of Section 13 or 15(d) thereof, no later than August 19, 2014, which was three (3) months following the date of the Securities Purchase Agreement, and thereafter to file all reports required to be filed by a reporting company pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event there is a delay for any reason in the Company becoming a reporting company under the Exchange Act by August 19, 2014, the Company shall pay a liquidated damage of $20 per day until it becomes a reporting company.

On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. However, since the Company did not become a reporting company by March 30, 2015, the Company may begin to accrue liquidated damages starting from March 31, 2015 until it becomes a reporting company which may adversely affect our results of operations.

The parties conducted the initial closing on May 20, 2014 and the Company issued a total of 584,350 shares at $0.15 per share. Two subsequent closings were took place on June 20, 2014 and July 21. The Company issued 917,300 shares at $0.15 per share and 840,520 shares at $0.1195 per share, respectively. The Company received total proceeds of $323,609.90 from these three closings.

3

Transaction with RDW Capital, LLC.

On February 5, 2015, the Company entered into a convertible note payable with RDW Capital, LLC. The $100,000 note payable includes $5,000 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on February 5, 2016 and is secured by 2,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In the six months ended June 30, 2015, the lender converted the $100,000 of principal into 2,713,164 shares of common stock.

On February 23, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $200,000 bears interest at a 10% per annum interest rate. The note matures on February 23, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In the six months ended June 30, 2015, the lender converted the $200,000 of principal into 4,687,499 shares of common stock. In the six months ended June 30, 2015, the lender converted the $200,000 of principal into 4,687,499 shares of common stock.

On April 22, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $175,000, includes $8,750 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on April 22, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into the Company’s common stock at an initial conversion price at 60% of the volume-weighted averages during the 20 days before the issue date. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In the six months ended June 30, 2015, the lender converted the $60,000 of principal into 1,616,523 shares of common stock. In the six months ended June 30, 2015, the lender converted $60,000 of principal into 1,616,523 shares of common stock. The principal balance of the convertible note payable at June 30, 2015 amounted to $115,000.

Transaction with 18 River North Equity, LLC.

On February 17, 2015, the Company entered into a convertible note payable with 18 River North Equity, LLC. in an aggregate principal amount of $75,000. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The principal balance of the convertible note payable at June 30, 2015 amounted to $75,000.

On April 6, 2015, the Company entered into a convertible note payable with 18 River North Equity, LLC. in an aggregate principal amount of $77,500 including $4,375 of original issuance discount. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The principal balance of the convertible note payable at June 30, 2015 amounted to $77,500.

Transaction with Ramos and Ramos

On February 23, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $130,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 10% per annum. The note matures on August 23, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion. The principal balance of the convertible note payable at June 30, 2015 amounted to $130,000.

On May 15, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 12% per annum. The note matures on November 15, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion. The principal balance of the convertible note payable at June 30, 2015 amounted to $100,000.

Transaction with RBB Capital, LLC.

On May 18, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with RBB Capital, LLC. in exchange for the assumption of $100,000 of the Ramos and Ramos note payable dated June 12, 2011. The note payable bears interest at a 12% per annum. The note matures on February 18, 2016. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In June 30, 2015, the lender converted $40,125 of the principal into 1,328,505 shares of common stock. The principal balance as of June 30, 2015 was $59,875.

Asset Acquisition

On September 13, 2013 the Company through its wholly owned subsidiary Allstar Health Brands, enter into an assets purchase agreement with Revive Bioscience Inc. The Company acquired assets related to the distribution of TapouT Products including DINS of TapouT pain relief products as well as trademarks, website, remaining finished goods inventory of TapouT products as well customer lists and intellectual products associated with the TapouT brand name. The purchase price included $52,000 cash used to pay-off outstanding accounts payable of Revive Bioscience as of the closing date and 6,450,000 shares of common stock valued at $0.48 per share at the closing date of the transaction.

Where You Can Find Us

Our principal executive offices are located at 3250 Bloor Street West, Suite 613, Toronto, ON, M8X 2X9. Our telephone number is (416) 410-6006. Unless the context provides otherwise, when we refer to “we,” “our,” “us,” “Axxess Pharma, Inc.” or the “Company” in this Prospectus, we are referring to Axxess Pharma, Inc.

4

THE OFFERING

Common stock offered by Selling Stockholder	12,588,038 shares of common stock.

Common stock outstanding before the offering	204,440,901 shares of common stock as of September 30, 2015.

Common stock outstanding after the offering	217,028,939 shares of common stock.

Use of proceeds	We will receive proceeds from the sale of securities pursuant to the Investment Agreement. The proceeds received under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTC Pink Trading Symbol	AXXE

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

5

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Operations and Business

We have a history of losses and expect to incur additional losses in the future. We are unable to predict the extent of future losses or when we will become profitable.

For the years ended December 31, 2014 and 2013, we experienced net losses of $9,816,357 and $14,220,301, respectively.  We reported revenue of $76,797 and a negative gross profit of $22,738 from continuing operations for the year ended December 31, 2014. Until one or more of the products under development is successfully brought to market, we do not anticipate generating significant revenue or gross profit.

We expect to continue to incur operating losses for the near future. Our ability in the future to achieve or sustain profitability is based on a number of factors, many of which are beyond our control. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

Our financial statements indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern.

Our audited financial statements for the year ended December 31, 2014 indicate conditions exist that raise substantial doubt as to whether we will continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain financing to fund the continued development of products and working capital requirements. If we cannot continue as a going concern, our stockholders may lose their entire investment.

Funding from our Investment Agreement with Beaufort may be limited or be insufficient to fund our operations or to implement our strategy.

Under our Investment Agreement with Beaufort, upon effectiveness of the registration statement of which this Prospectus is a part, and subject to other conditions, we may direct Beaufort to purchase up to $1,000,000 of our shares of common stock over a 36-month period.

The current registration statement covers 7,142,858 shares of our Common Stock under the Investment Agreement that would raise $1,000,000 assuming our Common Stock’s closing bid price remains unchanged from its price as of January 15, 2015. In the event our Common Stock’s price decreases, we may receive substantially less than $1,000,000. In that case, the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.

There can be no assurance that we will be able to receive all or any of the total commitment from Beaufort because the Investment Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Beaufort to buy common stock from us.  For instance, the Company is prohibited from issuing a drawdown notice if the amount requested in such drawdown notice exceeds the maximum drawdown amount which shall be equal to 250% of average daily trading volume of the common stock during the pricing period or the sale of shares pursuant to the drawdown notice would cause the Company to sell or Beaufort to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Beaufort of more than 4.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder).  Also, as discussed above, there must be an effective registration statement covering the resale of any shares to be issued pursuant to any drawdown under the Investment Agreement, and the registration statement of which this Prospectus is a part covers the resale of only 7,142,858 shares that may be issuable pursuant to drawdown under the Investment Agreement. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

6

The extent to which we rely on Beaufort as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Beaufort were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all $1,000,000 of common stock under the Investment Agreement with Beaufort, we will still need additional capital to fully implement our current business, operating and development plans.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and new regulations promulgated by the SEC. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our board members and executive officers could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Our sole officer has limited experience in marketing, distributing and selling medicated shampoo and TapouT products in Canada, the United States and other international markets.

Dr. Bagi has been our sole officer since May 2012. Prior to that, he did not have experience in marketing, distributing and selling medicated shampoo and TapouT products in Canada, the United States and other international markets. Due to the lack of experience from our sole officer, the Company may not be able to implement its business plan and become profitable in the near future or at all and you may lose all your investment in the Company.

We depend on key personnel to manage our business effectively, and, if we are unable to hire, retain or motivate qualified personnel, our ability to design, develop, market and sell our systems could be harmed.

Our future success depends, in part, on certain key employees, including Peter Daniel Bagi, MD, our Director and President, and on our ability to attract and retain highly skilled personnel. The loss of the services of any of our key personnel may seriously harm our business, financial condition and results of operations. In addition, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly operations, finance, accounting, sales and marketing personnel, may also seriously harm our business, financial condition and results of operations. Our ability to attract and retain highly skilled personnel will be a critical factor in determining whether we will be successful in the future.

We will incur the expenses of complying with public company reporting requirements.

After we become public, we will have an obligation to comply with the applicable reporting requirements of the Exchange Act which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements is economically burdensome.

We are an “emerging growth company” under the jobs act and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

7

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we benefit from similar exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to similar exemptions available to emerging growth company until such time as we were no longer a smaller reporting company.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to Our Product Development Efforts

We anticipate future losses and will require additional financing, and our failure to obtain additional financing when needed could force us to delay, reduce or eliminate our product development programs or commercialization efforts.

We anticipate future losses and therefore may be dependent on additional financing to execute our business plan. In particular, we will require additional capital to continue to conduct the research and development and obtain regulatory clearances and approvals necessary to bring any future products to market and to establish effective marketing and sales capabilities for existing and future products. Our operating plan may change, and we may need additional funds sooner than anticipated to meet our operational needs and capital requirements for product development, clinical trials and commercialization. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may terminate or delay the development of one or more of our products, or delay establishment of sales and marketing capabilities or other activities necessary to commercialize our products.

Our future product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

Development of a product candidate requires substantial technical, financial and human resources. Our potential product candidates may appear to be promising at various stages of development yet fail to timely reach the market for a number of reasons, including: the lack of adequate quality or sufficient prevention benefit; our or our collaborative development partners’ failure to receive necessary regulatory approvals on a timely basis, or at all; the existence of proprietary rights of third parties; or the inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

8

Our industry changes rapidly as a result of technological and product developments, which may quickly render our product candidates less desirable or even obsolete. If we are unable or unsuccessful in supplementing our product offerings, our revenue and operating results may be materially adversely affected.

The industry in which we operate is subject to rapid technological change. The introduction of new technologies in the market, including the delay in the adoption of these technologies, as well as new alternatives for the delivery of products and services will continue to have a profound effect on competitive conditions in this market. We may not be able to develop and introduce new products, services and enhancements that respond to technological changes on a timely basis. If our product candidates are not accepted by the market as anticipated, if at all, our business, operating results, and financial condition may be materially and adversely affected.

If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete.

Our products will operate in competitive markets, where competitors may already be well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, obtaining regulatory approvals and clearances for such products before our products are approved and cleared, or developing more effective products. In addition, competitors may have products, which may achieve commercialization before our products enter the market.

If a competitor’s products reach the market before our products, they may gain a competitive advantage, impair the ability of us to commercialize the products, or render the products obsolete. There can be no assurance that developments by competitors will not render our products obsolete or noncompetitive. Our financial performance may be negatively impacted if a competitor’s successful product innovation reaches the market before our products or gains broader market acceptance.

We believe that our products have certain advantages, but maintaining these advantages will require continual investment in research and development, and later in sales and marketing. There is no guarantee that we will be successful in maintaining these advantages. Nor is there any guarantee that we will be successful in completing development of our products in any clinical trials or in achieving sales of our products, or that future margins on such products will be acceptable.

We may never achieve market acceptance or significant sales of our healthcare products or systems.

Through today, substantially all of our healthcare products were under development and had generated only nominal revenue. We may never achieve market acceptance or more than nominal or modest sales of these products and systems.

Risks Related to Our Common Stock

Holders may find it difficult to effect transactions in our common stock.

Our common stock is currently trading on the “pink sheets” under the symbol “AXXE.PK.” Since our common stock is not listed on Nasdaq, AMEX or the NYSE, holders of our common stock may find that the liquidity of our common stock is limited—not only in the number of securities that can be bought and sold, but also through delays in the timing of transactions, lack of security analysts’ and the news media’s coverage of us, and lower prices for our securities than might otherwise be attained.

Securities that are not listed on a stock exchange, the Nasdaq Global Market or the Nasdaq Capital Market are subject to an SEC rule that imposes special requirements on broker-dealers who sell those securities to persons other than their established customers and accredited investors. The broker-dealer must determine that the security is suitable for the purchaser and must obtain the purchaser’s written consent prior to the sale. These requirements may make it more difficult for stockholders to sell our stock than the stock of some other companies. It may also affect our ability to raise more capital if and when necessary.

We do not anticipate declaring any cash dividends on our common stock.

Any future determination with respect to the payment of dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions, terms of financing arrangements and other factors that our Board of Directors may deem relevant.

Our shares may be defined as "penny stock," the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Shares of our common stock may be defined as a “penny stock” under the Exchange Act, and rules of the SEC.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

9

Beaufort will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Beaufort pursuant to the Investment Agreement will be purchased at a 30% discount from the median price for the average of the ten (10) closing daily prices and the ten (10) closing bid prices of the Company’s Common Stock immediately prior to Beaufort’s receipt of the Advance Notice. Beaufort has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Beaufort sells the shares, the price of our common stock could decrease. If our stock price decreases, Beaufort may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the drawdown right pursuant to the Investment Agreement.

Pursuant to the Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Beaufort at a price equal to a 30% discount from the median price for the average of the ten (10) closing daily prices and the ten (10) closing bid prices of the Company’s Common Stock immediately prior to Beaufort’s receipt of the Advance Notice. Because the drawdown price is lower than the prevailing market price of our common stock, to the extent that the drawdown right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 7,142,858 shares of common stock to be issued under the Investment Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 7,142,858 shares of common stock under this Prospectus, issuable to Beaufort pursuant to the drawdown notice under the Investment Agreement. Notwithstanding Beaufort’s ownership limitation, the 7,142,858 shares would represent approximately 11% of our shares of common stock outstanding immediately after our exercise of the drawdown right under the Investment Agreement. The sale of these shares into the public market by Beaufort could depress the market price of our common stock.

The current registration statement covers 7,142,858 shares of our Common Stock under the Investment Agreement that would raise $1,000,000 assuming our Common Stock’s closing bid price remains unchanged from its price as of January 15, 2015. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement. In the event our Common Stock’s price decreases, we may receive substantially less than $1,000,000. In that case, the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.

We may not have access to the full amount available under the Investment Agreement.

We have not drawn down funds and have not issued shares of our common stock under the Investment Agreement. Our ability to drawdown funds and sell shares under the Investment Agreement requires that the registration statement, of which this Prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this Prospectus is a part registers 7,142,858 shares issuable under the Investment Agreement, and our ability to sell any remaining shares issuable under the Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell the shares of common stock to Beaufort under the Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Investment Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For instance, we are prohibited from issuing a drawdown notice if the amount requested in such drawdown notice exceeds the maximum drawdown amount which shall be equal to 250% of average daily trading volume of the common stock during the pricing period or the sale of shares pursuant to the drawdown notice would cause us to sell or Beaufort to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Beaufort of more than 4.99% of our common stock. Accordingly, because our ability to drawdown any amounts under the Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to drawdown any portion or all of the proceeds of $1,000,000 under the Investment Agreement.

Certain restrictions on the extent of drawdowns and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement, and as such, Beaufort may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Beaufort has agreed, subject to certain exceptions listed in the Investment Agreement, to refrain from holding an amount of shares which would result in Beaufort or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Beaufort from selling shares of common stock received in connection with a drawdown, and then receiving additional shares of common stock in connection with a subsequent drawdown. In this way, Beaufort could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

We covenants and agrees to become a reporting company under the Exchange Act pursuant to certain agreement with Seaside, and we may accrue liquidated damages which may adversely affect our results of operations.

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. In connection with the agreement, the Company covenants and agrees to become a reporting company under the Exchange Act, subject to the reporting requirements of Section 13 or 15(d) thereof, no later than August 19, 2014, which was three (3) months following the date of the Securities Purchase Agreement, and thereafter to file all reports required to be filed by a reporting company pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event there is a delay for any reason in the Company becoming a reporting company under the Exchange Act by August 19, 2014, the Company shall pay a liquidated damage of $20 per day until it becomes a reporting company.

On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. However, since the Company did not become a reporting company by March 30, 2015, the Company may begin to accrue liquidated damages starting from March 31, 2015 until it becomes a reporting company which may adversely affect our results of operations.

10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission. The following discussion should be read in conjunction with the consolidated financial statements and notes included herewith. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

We will receive proceeds from the sale of shares to Beaufort pursuant to the Investment Agreement. We intend to use the net proceeds received from any such sales of shares to Beaufort under the Investment Agreement for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

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SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of September 30, 2015, there were 204,440,901 shares of common stock issued and outstanding.

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

			Number of
			Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering

Beaufort Capital Partners LLC (2)	200,000	7,342,858	0	0%
Seaside 88, LP (3)	2,442,170	2,442,170	0	0%
MGP Architects (4)	41,028	41,028	0	0%
Calvin Cameron (4)	115,806	115,806	0	0%
Realty Capital Management Ltd. (4)	22,459	22,459	0	0%
Strategic Equity Capital Holdings Inc. (4)	599,870	599,870	0	0%
Daniel Gooding (4)	46,953	46,953	0	0%
Ian Hasinoff (4)	115,800	115,800	0	0%
Anna Henson (4)	59,737	59,737	0	0%
Andrew Houlton (4)	45,396	45,396	0	0%
Kirarv Capital (4)	467,556	467,556	0	0%
Rob Klein (4)	56,147	56,147	0	0%
Zosia Lancaster (4)	11,738	11,738	0	0%
E52 Financial Ltd. (4)	413,356	413,356	0	0%
Earl Marek (4)	10,357	10,357	0	0%
Justin Marek (4)	61,483	61,483	0	0%
Tom Mcdonnell (4)	309,000	309,000	0	0%
Gordon Mezzomo (4)	6,095	6,095	0	0%
Liam O’Neil (4)	33,688	33,688	0	0%
Jason Reid (4)	43,794	43,794	0	0%
Farrukh Sair (4)	10,979	10,979	0	0%
Igor Sevic (4)	12,429	12,429	0	0%
Paul Shook (4)	10,357	10,357	0	0%
Gordon Stratford (4)	10,357	10,357	0	0%
Owen Ward (4)	12,500	12,500	0	0%
Geoff Dover (4)	7,500	7,500	0	0%
Roman Levy (4)	5,000	5,000	0	0%
Realty Capital Management Ltd. (4)	125,000	125,000	0	0%
Jeff Walna (4)	10,979	10,979	0	0%
Cheming Yang (4)	113,571	113,571	0	0%
Chad Zinn (4)	11,229	11,229	0	0%
Terrence Joyce (4)	561	561	0	0%
Edward Leon (4)	561	561	0	0%
Samuel Sayson (4)	11,724	11,724	0	0%
Total	5,445,180	12,588,038	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes 200,000 shares of our common stock issued to Beaufort for the extension of the Note to February 13, 2015, and 7,142,858 shares of our common stock that we will put to Beaufort pursuant to that certain investment agreement dated December 24, 2014. Leib Schaeffer is a Managing Member at Beaufort and has voting and dispositive power over the shares owned by Beaufort.

(3)

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. The Company issued 584,350 shares at $0.15 per share on May 20, 2014, 917,300 shares at $0.15 per share on June 20, 2014, and 840,520 shares at $0.1195 per share on July 21, respectively.

On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension.

William J. Ritger, Manager of Seaside 88, LP, has sole voting and investment control over the securities owned by Seaside 88, LP.

(4)	Includes 2,803,010 shares issued to the shareholders of Revive Bioscience Inc. pursuant to that certain assets purchase agreement dated September 13, 2013.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink under the symbol “AXXE.” On September 9, 2015, the last reported bid price of our common stock was $0.02 per share.  The following table presents the high and low bid price for our common stock for the periods indicated:

Fiscal Year Ended December 31, 2015	High	Low
Quarter ended September 30, 2015 (until September 9, 2015)	$0.06	$0.02
Quarter ended June 30, 2015	$0.09	$0.02
Quarter ended March 31, 2015	$0.16	$0.06

Fiscal Year Ended December 31, 2014	High	Low
Quarter ended December 31, 2014	$0.24	$0.12
Quarter ended September 30, 2014	$0.27	$0.17
Quarter ended June 30, 2014	$0.34	$0.18
Quarter ended March 31, 2014	$0.50	$0.15

Fiscal Year Ended December 31, 2013	High	Low
Quarter ended December 31, 2013	$0.35	$0.14
Quarter ended September 30, 2013	$1.04	$0.25
Quarter ended June 30, 2013	$0.85	$0.80
Quarter ended March 31, 2013	$0.80	$0.80

Holders

As of September 30, 2015, there were approximately 665 holders of record of our common stock, which number does not reflect beneficial stockholders who hold their stock in nominee or “street” name through various brokerage firms.

Dividend Policy

The Company has not paid any cash dividends to date, and has no intention of paying any cash dividends on the common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Company’s Board of Directors and to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend upon, among other things, the Company’s results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors. The Company intends to retain any future earnings for use in its business.

DESCRIPTION OF BUSINESS

History and Corporate Structure

The Company was incorporated in the state of Delaware on April 7, 1997 as CGI Communications Services, Inc. On July 26, 2008, the Company amended its certificate of incorporation to change its name to Axxess Pharma, Inc. On December 6, 2012, the Company reincorporated in Nevada by merging into a newly formed Nevada entity with the same name. The Company now operates as Axxess Pharma, Inc. with Axxess Pharma Canada, Inc. and Allstar Health Brands Inc.as its wholly owned subsidiaries.

Axxess Pharma Canada Inc. was incorporated under the Laws of the Province of Ontario. The Company is engaged in the distribution of TapouT branded products in Canada. All Star Health Brands Inc. was incorporated on October 1, 2013 under the Laws of the Province of Ontario. The Company is engaged in the distribution of TapouT branded products in the United States and other international markets.

Overview

The Company, through its subsidiaries Axxess Pharma Canada, Inc. and Allstar Health Brands Inc., engages in the distribution of certain Health Canada approved pharmaceutical and natural health products in Canada, the United States, and other international markets.

TapouT- branded Products

We have in-licensed rights to manufacture and distribute the TapouT-branded products world-wide. In 2013 the Company acquired a World-Wide Exclusive License (the “License”) from ABG TapouT, LLC (“ABG”) pursuant to a license agreement for various TapouT branded products in return for a royalty rate of 5%. The license agreement was subsequently amended in September 2014. The license agreement provided for an initial term of eight (8) years from October 1, 2013 until December 31, 2020, renewable to two (2) consecutive terms of five (5) years each, at the options of the Company. The Company also paid to ABG a non-refundable license fee of $25,000 on or before January 1, 2015 and issued to ABG 500,000 shares of its common stock.

The TapouT-branded products for which the Company received the License include: TapouT Spray Pain Relief, TapouT Pain Relief Towelettes, TapouT Hot & Cold Reusable Packs, TapouT Instant Cold Packs, TapouT Extreme Muscle Growth Supplement and TapouT Muscle Recovery Supplement, and TapouT turbo Blend Protein Powder in both a two-pound and one pound package, TapouT Omega-3 Fish Oil. In addition, the Company will launch: an all-natural testosterone boost, a line of RTD’s (Ready-to-Drink) Protein meal replacement products. We use third party manufactures. We distribute the products through several channels including retail and online in Canada, the United States and other international markets.

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We are currently engaging in the distribution of TapouT Pain Relief Spray, TapouT Pain relief Wipes, TapouT Muscle Growth Supplement and TapouT Muscle Recovery Supplement TapouT Protein Powder, in a 2-lb. tub of TapouT protein powder, and a TapouT brand Omega-3 Fish oil. Depending on manufacturing constraints, we may also begin distribution of a TapouT Ready-to-Drink protein meal replacement line of products in three flavors: vanilla, chocolate and coffee. All products are currently and will be manufactured by FDA-compliant third party manufacturers, mainly Private Label Nutraceuticals, of Norcross, Georgia. We distribute the TapouT products through our subsidiaries.

Soropon Medicated Shampoo

We licensed the Drug Identification Number (DIN) in Canada pursuant to a license agreement with Blue Ivory Holdings Ltd. in 2012 so that we have the right to manufacture and distribute Soropon Medicated Shampoo.

Soropon Medicated Shampoo is a treatment for both infants and adults for fungal infections of the scalp such as sebhorreic dermatitis and cradle cap in infants. There are currently several shampoos that treat similar conditions offered in the $20-24.00 price range. The Company plans to employ an aggressive pricing strategy in order to effectively compete with the other medicated shampoos currently offered in this market segment.

This product was previously on the markets in Canada for a few years prior to 2010. We are currently focusing on the TapouT branded products therefore further development of the Soropon Medicated Shampoo is on hold.

Our products are regulated under FDA Guidelines and Regulations. The ingredients used by the Company for the production of its products are classified as GRAS (Generally Regarded As Safe). To the best of the Company’s knowledge all the new products under development conform to the FDA guidelines for safety, and quality manufacturing.

In addition, the Company has obtained from Health Canada approval for the following products: TapouT Spray, Towellettes, Hot and Cold pack, Instant Cold Packs, and TapouT Muscle Growth Pre-Workout Supplement, Omega-3 Fish Oil, TapouT Protein Powder.

Furthermore the Company has obtained from the Australian Regulatory Authority (TGA) approval for four of its products: TapouT Muscle Recovery Spray, TapouT Muscle Recovery Towelettes, TapouT Muscle Pre-Workout Supplement and TapouT Muscle Post-Workout Supplement.

The Company believes other countries where it intends to sell its products may or may not require regulatory approvals, but in the event the products require these, the process will be fairly short, as the products contain no medicinal or controlled substances.

Sales, Marketing and Distribution

We intend to utilize a multi-pronged sales, marketing and distribution plan for our healthcare products. The Company has already signed several spokespersons/ ambassadors including Brittney Palmer, Cole Whitt and Ryan Jimmo to help promote the TapouT brand. The Company intends to continue to pursue recognizable names in sports and fitness to help promote the TapouT brand. The company also advertises in the several different media channels, including print media and social media.

The Company has begun sales through several online venues, including: go4itnutrition.com, amazon.com, ronniecolemannutrition.com and others. The Company has also begun retail sales in the United States to US military personnel and military retail stores operating under the direction of the Army Air Force Exchange Service, the Navy Exchange Service Command, the Marine Corps Exchange and the Coast Guard Exchange Service. The products were sold through a sales representation agreement with Acosta, Inc., also known as the Acosta Military Sales, LLC (“Acosta”), who was appointed as our exclusive sales representative to the U.S. Military. We paid a commission of 5% to 6% to Acosta for its services. The Company expects retail relationship with AAFES to grow substantially as the TapouT product line becomes more diverse and adds additional products to the AAFES sales orders.

The Company intends to expand its retail distribution in the US through large chain retailers such as Bi-Lo, Winn Dixie, Vitamin World, and Walgreen’s. The Company has had preliminary meetings with several of the aforementioned retail chains, and received extremely positive feedback. The Company expects to finalize negotiations with several of these retail chains over the course of 2014.

In International markets, the Company has a distribution agreement with Hard Core Beverages (HCB) of Australia for distribution of its products into the Australia/Asia region, and has been working closely with HCB to begin sales. HCB has obtained regulatory approval from Australian Health Authority for the TapouT Muscle Recovery Spray bottles, TapouT Muscle recovery Pain Relief Towelettes, TapouT Muscle Recovery Pre-Workout and TapouT Post-Workout Muscle Recovery Supplements. HCB has a history of aggressive marketing. . The Company plans to begin distribution of its TapouT products in the Australia/Asia markets in first quarter of 2015 and believes that the popularity of the TapouT brand will help to increase sales and profitability in the future.

As of September 28, 2015, the Company and HCB are negotiating a mutual termination of the agreement, with no obligations remaining upon either of the parties.

Manufacturing

The Company has third party to manufacture its products. The Company currently has its supplements and topical pain relief products (spray and wipes) manufactured by Private Label Nutraceuticals, of Norcross, Georgia, a fully compliant Good Manufacturing Practices contract manufacturing facility. Specifically, these products include the TapouT Pre-Workout Muscle Growth Supplement, the TapouT Post-Workout Muscle Recovery Supplement, the soon to be launched TapouT Protein Powder, the TapouT Muscle Recovery Spray, and the bulk material for the TapouT Muscle Recovery towelettes. Private Label Nutraceuticals has also manufactured the first commercial batch of TapouT Omega-3 Fish Oil. Private Label Nutraceuticals has a long track record of high-quality manufacturing under FDA guidelines. In addition, Private Label Nutraceuticals will also manufacture the all-natural testosterone boost products when we are able to receive enough funding for the production.

The Company’s RTD protein meal-replacement products planned for an early 2015 launch, have been formulated in Australia, and the Company has yet to decide where the final commercial batches will be manufactured.

The Company’s line of Instant Cold Pack and Reusable Hot & Cold Pack products are currently manufactured by third parties in China, and have allowances to be sold in the US and Canada. The Company anticipates continuing the manufacture of these products in China.

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Supply Arrangements

Currently the Company has supply agreements with Private Label Nutraceuticals LLC, for all its supplements, topical pain relief and vitamins & minerals; Great Lakes Fulfillment Services for part of its fulfillment services; Planet Fulfillment, LLC for the remainder of the Company’s fulfillment requirements. The Company also has supply arrangements but no formal agreements with Goldrich PrintPak Inc. for its packaging and Quality Tape and Label Company for its labelling design and production..

American FlexPack Incorporated, of Green Bay Wisconsin, has been contracted to fill Company’s sachets (single-use pouches), and has already filled and shipped to the company final product: TapouT Muscle Recovery Pain Relief Towelettes. The Company does not have a formal agreement with American FlexPack Incorporated for the above arrangement, and are billed by invoice on an “as needed” basis.

Environmental Regulation

As the Company does not directly manufacture the Company relies on its suppliers policies pertaining to environmental regulation. In addition, the Company’s products are made with all-natural ingredients.

Government Regulation

United States

The Company’s products are regulated under FDA Guidelines and Regulations. The ingredients used by the Company for the production of its products are classified as GRAS (Generally Regarded As Safe). To the best of the Company’s knowledge all the new products under development conform to the FDA guidelines for safety, and quality manufacturing and does not required U.S governmental approval. All of the Company’s products are manufactured in the United States and the manufacturers are required to follow FDA Guidelines and Regulations and have Good Manufacturer Certificate. We believe our manufacturers follow FDA Guidelines and Regulations and have Good Manufacturer Certificate.

Canada

As the Company’s products are manufactured in the United States and imported to Canada for sale, Health Canada requires approval for the formula and labeling of our pharmaceutical and natural health products. The Company has obtained from Health Canada approval for the following products: TapouT Spray, Towellettes, Hot and Cold pack, Instant Cold Packs, and TapouT Muscle Growth Pre-Workout Supplement, Omega-3 Fish Oil, TapouT Protein Powder.

Australia

Similarly to the regulatory requirement in Canada, the Company has obtained from the Australian Regulatory Authority (TGA) approval for four of its products: TapouT Muscle Recovery Spray, TapouT Muscle Recovery Towelettes, TapouT Muscle Pre-Workout Supplement and TapouT Muscle Post-Workout Supplement.

The Company believes other countries where it intends to sell its products may or may not require regulatory approvals, but in the event the products require these, the process will be fairly short, as the products contain no medicinal or controlled substances.

Competitive Conditions

The market for the Company’s products contains products in many cases similar to the Company’s own products. The Company believes its pain relief products are unique in that they use a patented process which eliminates the need for chemical binders to deliver trans-dermally, and therefore is a totally natural product formulated with essential oils known to provide pain relief. While the Company strives to provide products, including its supplements and protein based products, with the latest ingredient formulations based on the needs listed in the most current scientific literature, the Company understands other companies may be doing the same. Therefore the Company’s strategy is to differentiate its products based on its use of all-natural, high-quality ingredients, and especially on brand recognition, using the power of the TapouT brand as a major selling feature.

Research and Development

The Company currently works with Private Label Nutraceuticals LLC to formulate new products, including the Omega-3 Fish Oil and all-natural Testosterone boost. In addition the Company intends to introduce an expanded line of vitamins and minerals, the exact formulations of which will be a collaborative research and development effort between the Company and Private Label Nutraceuticals LLC.

The Company has been working with HCB to formulate a line of protein supplement with a unique blend of L-Carnitine, an Amino Acid believed to burn fat even at rest. The Company anticipates that the formulation will have the major added benefit of being good-tasting, a trait which seems to be elusive among the competition. The Company has developed a protein powder with HCB and launched in 2015.

Employees

As of September 2015, we had four full-time employees. We consider our relationship with our employees to be satisfactory and have not experienced any interruptions of our operations as a result of labor disagreements. None of our employees are represented by labor unions or covered by collective bargaining agreements.

DESCRIPTION OF PROPERTY

Our corporate headquarters is located in Toronto, Canada, where we occupy approximately 500 square feet of office space, under a lease that expires in May 2015.  The monthly lease payment is approximately $1,243. Our wholly owned subsidiary AllStar Health Brands Inc. leases an office in Aventura, Florida, with a monthly payment of approximately $395 and the lease expires in March 2015.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Special Note Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

The Company was incorporated in the state of Delaware on April 7, 1997 as CGI Communications Services, Inc. On July 26, 2008, the Company amended its certificate of incorporation to change its name to Axxess Pharma, Inc. On December 6, 2012, the Company reincorporated in Nevada by merging into a newly formed Nevada entity with the same name. The Company now operates as Axxess Pharma, Inc. with Axxess Pharma Canada, Inc. and Allstar Health Brands Inc.as its wholly owned subsidiaries.

Axxess Pharma Canada Inc. was incorporated under the Laws of the Province of Ontario. The company is engaged in the distribution of TapouT branded products in Canada. All Star Health Brands Inc. was incorporated on October 1, 2013 under the Laws of the Province of Ontario. The company is engaged in the distribution of TapouT branded products in the United States and other international markets. The Soropon medicated product is not currently on the market as the Company has allocated its resources for the TapouT product line.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We also qualify as a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Moreover, as a smaller reporting company and so long as we remain a smaller reporting company, we benefit from similar exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to similar exemptions available to emerging growth company until such time as we were no longer a smaller reporting company.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Six Months Ended June 30,		Year ended December 31,
	2015	2014	2014	2013
Revenue	$15,147	$46,182	$76,797	$2,400
Cost of Revenue	7,173	42,012	99,535	744
Gross Profit	7,974	4,170	(22,739)	1,656
General and Administrative Expenses	780,280	620,457	1,838,838	636,245
Total Expenses	780,280	620,457	1,838,838	636,245
Loss from Operations	772,306	616,287	1,861,578	634,589
Other Income (Expense)	2,671,436	(30,371)	(7,954,781)	(13,585,712)
Net Income (Loss)	1,899,130	(646,658)	(9,816,357)	(14,220,301)

Six months Ended June 30, 2015 Compared with Six months Ended June 30, 2014

Revenue:

Revenues in the first six months of 2015 were $15,147, compared with $46,182 in the first six months of 2015. The decrease in revenues in the first six months of 2014 was primarily attributable to fluctuations in sales of the TapOut line of products, consisting of topical muscle relief, hot and cold therapy packs, selling both online and to primary distributor AAFES (Army Air Force Exchange Service).

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The significant components of revenues are as follows:

1)	Hot and cold therapy packs
2)	Topical Formula spray
3)	Topical Formula wipes
4)	All natural supplements

In the future management is expecting an increase in revenues based on the following considerations:

1)	Currently a protein powder supplement has been developed that is all natural and has been released. Stores believe this protein product will anchor the supplements that are currently being sold, as customers will purchase both the protein and the supplements. This should result in an increase in sales volume for all the natural supplements line. The protein powder is an all natural product that customers are currently looking for, by releasing this product it will round out the product line for individuals that work out consistently.
2)	The supplements line is sold at a higher price than the muscle pain line, the higher price point combined with larger sales volumes will result in revenue trending upwards.
3)	Currently management has received regulatory approval in Australia for all their products and has shipped a small amount of all products approved by Australian Health Authority to Hard Core Beverages our sales agent in Australia. We expect more shipments to the sale agent in Australia who has the right to sell in Australia, Idonesia, New Zealand, and South Korea.
4)	Management believes the TapOut exclusive license and the brand recognition it brings will dramatically increase sales in the future as the products are introduced to various merchandisers.

Cost of Revenue:

Cost of revenues in the first six months of 2015 was $7,173, compared with $42,012 in the first six months of 2015. The decrease in cost of sales in the first six months of 2014 was primarily attributable to a decrease in revenue. With the introduction of Allstar Health Brands in 2014, the company began selling various products although the Company anticipates sales growth in the TapOut products through the remainder of 2015.

In the future management expects cost of revenue to trend upwards; this is directly attributed to an increase in sales and marketing efforts. As the company sells more products, cost of revenue per product will decrease due to utilization of economies of scale.

Gross Profit:

Gross profit in the first six months of 2015 was $7,974, compared with $4,170 in the first six months of 2014. With the introduction of Allstar Health Brands, the company saw a decrease in cost of revenue, although sales decreased, which resulted in an increase in gross profit.

In the future management expects gross profit to trend upwards for the following:

1)	The brand TapouT has undergone a rebranding both with its logo and focus with regards to who it sponsors. TapouT has signed an endorsement deal with the WWE in 2015, and changed the design of its logo for a broader appeal. Tis process has taken several months, and management believes the results will begin to show in increased sales towards the last Quarter of 2015 and onwards. Management is expecting revenue to increase with more products are being introduced and increased distribution through retailers.
2)	With larger volumes of sales, the company will achieve more efficient economies of scale for cost of revenue; this will result in an increase of gross profit.

SG&A Expenses:

SG&A in the first six months of 2015 was $780,280, compared with $620,457 in the first six months of 2014, reflecting an increase of approximately 26%.  The increase in SG&A in the first six months of 2015 was primarily attributable to more general expenses required for operations.

During the current year the following expenses have a material increase:

1)	Royalty Fees have increased; these expenses are related to licensing TapOut for the product. The fee is 5% of whole sale and with an increase in whole sale the expense has increased.
2)	Professional fees have increased; expenses have increased with more legal fees related to stock sales, fees to ensure all regulations have been followed, and accounting fees. As the company matured into operations professional fees went up do the nature of the business requiring specific regulations to be followed and the company requiring financing.
3)	Office and general has increased; there was more expense required for printing and for shipping items.
4)	The Company issued 1,072,000 shares of common stock for $125,602 in services in the first six months of 2015 compared to 1,015,000 shares of common stock for $167,517 in services in the first six months of 2014.

In the future management is expecting an overall increase in all expenses, this is related to an increase business operations. With more sales and growth management is expecting to increase all expenses to accommodate the increase in sales. Management is expecting more travel, more professional fees, and automotive expenses specifically for the following reasons:

1)	Travel will increase as management is required to go to the US to meet with sponsors and distributors in order to increase revenue.
2)	Automotive will increase as management needs to drive to various locations in order to run day to day operations.
3)	Professional fees will increase as the company will be applying for more trademarks, requiring more legal advice with expansion into new markets and overall growth of revenue.
4)	Management also is expecting an increase in salaries and commissions, as revenues increase and the company grows, they will be hiring an experienced management team focused on Sales & Marketing and additional Sales personnel.

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Total Expenses:

Total expenses in the first six months of 2015 were $780,280, compared with $620,457 in the first six months of 2014, reflecting an increase of approximately 26%.  The increase in SG&A in the first six months of 2015 was primarily attributable to more general expenses required for operations and the issuance of non-cash stock compensation.

In addition to the SG&A expenses, there was an increase in the following:

1)	Advertising has increased with more expenses given for a marketing campaign in the US and overall attempt to increase growth.
2)	Distribution costs have increased as companies helped the obtain contracts in the US for online selling and other retail distribution.
3)	The Company issued 1,072,000 shares of common stock for $125,602 in services in the first six months of 2015 compared to 1,015,000 shares of common stock for $167,517 in services in the first six months of 2014.

In the future, management expects the following trends:

1)	There will be an increase in advertising as the company will be sponsoring more athletes, advertising on TV and in magazines, and general increase in order to increase brand awareness.
2)	The distribution costs will increase marginally in comparison to revenue, as the company has already established channels for distribution.

Loss from Operations:

Loss from operations in the first six months of 2015 was $772,306, compared with $616,287 in the first six months of 2014, reflecting an increase of approximately 25%.  The increase in loss from operations in the first six months of 2015 was primarily attributable to more expenses required to establish the company as products are being procured and introduced.

Management expects loss from operations to increase in the near term as the resources required to expand the customer base through advertising and marketing and distribution channels as new products are introduced.

Other Income (Expense):

Other Income (Expense) decreased in the first six months of 2015 to net $2,671,436 other income compared to a ($30,371) net other expense in the first six months of 2014. The decrease was primarily due to a non-cash gain in the fair value of derivative liability of $5,188,497 offset by a loss on extinguishment of debt of $1,566,694, finance and liquidation penalties of $171,257 and interest expense of $732,503. In the first six months of 2014, interest expense primarily amounted to $44,334.

Net loss:

We incurred a net income of $1,923,792 in the first six months of 2015 compared to a net loss of $642,968 in the first six months of 2014.

With an expected increase in revenue and gross profit, management expects net operating loss to trend downwards; this is consistent with the expectation in loss from operations.

Fiscal 2014 Compared With Fiscal 2013

Revenue:

Revenues in fiscal 2014 were $76,797, compared with $2,400 in fiscal 2013. The increase in revenues in fiscal 2014 was primarily attributable to Allstar Brands selling TapOut products.

Cost of Revenue:

Cost of revenues in fiscal 2014 were $99,535 compared with $744 in fiscal 2013.  The increase in cost of revenue in fiscal 2014 was primarily attributable to the increase in revenue from selling and producing more products and the write off costs of certain inventory acquired.

Gross Profit:

Gross profit in fiscal 2014 was $(22,738) compared with $1,656 in fiscal 2013. The decrease was primarily attributable to increased costs associated with the initial third party manufacturing of product and the write off of certain inventory acquired in the Revive transaction. With the introduction of Allstar Health Brands., the company saw an increase in revenue and the company anticipates sales efforts to focus on primarily TapOut products through 2015 and all of 2016.

SG&A Expenses:

SG&A in fiscal 2014 was $1,838,838 compared with $636,245 in fiscal 2013.  The increase in SG&A in fiscal 2014 was primarily attributable to an increase in non-cash stock compensation expense by $500,443 and an increase of professional fees of $244,914, travel and entertainment of $90,771 and an increase in advertising of $116,320. The Company SG&A costs expanded significantly in the advertising and marketing efforts, as well as the costs of professionals for corporate compliance and capital raising.

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Management expects this trend to continue, with more revenue and growth expected, management expects all other general expenses to increase.

Loss from Operations:

Losses from operations in fiscal 2014 were $1,861,576, compared with $634,589 in fiscal 2013.  The increase in loss from operations is primarily by the stock compensation of $500,443, sales & marketing costs and professional fees. The company continues to pursue the business model to leverage current license agreements and revenue growth.

Management expects loss from operations to increase in the near term as the resources required to expand the customer base through advertising and marketing and distribution channels as new products are introduced.

Other Income (Expense):

Other Income (Expense) increased in fiscal 2014 to ($7,954,781) compared to ($13,585,712) in fiscal 2013. In fiscal 2014, the Company extinguished certain debt through a conversion of equity resulting in a loss of $972,000 and certain loan agreements incurred debt discount and warrant feature costs of $51,296 and $27,433, respectively. Furthermore, the convertible debt features of certain debt agreements resulted in a derivative liability expense of $5,869,559. The Company also incurred a $1,000,000 loss in conjunction with a note agreement established with Blue Ivory Holdings, Inc. The fiscal 2013 costs was primarily due to recording of Excess purchase price over fair value of assets acquired of ($3,119,731) and extinguishment of debt of ($5,316,000). In addition, the the Company determined that there was a material impairment of DIN's quarterly license agreement amounts and recorded an impairment of $4,875,000 in fiscal 2014. The Company intends to pursue opportunities with the DIN's license agreement upon acceptable funding to pursue the business model.

Net loss:

We incurred a net loss of $9,816,357, compared with $14,220,301 in fiscal 2013  The decrease in net loss is primarily attributed to the one-time expense of the excess purchase price over the fair value of assets acquired in the amount of $3,119,721 and the loss on the extinguishment of debt of $5,316,000 and the impairment of the intangible asset in fiscal 2014 offset by increases in derivative liabilities from convertible debt features of $5,869,559 and $1,000,000 loss on note agreement established with Blue Ivory. The general and administrative expenses increased by the stock compensation, advertising and marketing and professional fees.

Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of approximately $0 and a bank overdraft of $26,513. The following table provides a summary of our net cash flows from operating, investing, and financing activities.  We have historically financed our operations primarily through net cash flow from issuance of capital stock sales and loans.

	Six months Ended		Fiscal
	2015	2014	2014	2013
Net cash provided by (used in) operating activities	$(538,625)	$(451,074)	$(1,129,063)	$(332,247)
Net cash used in investing activities	—	—	-	(54,500)
Net cash provided by (used in) financing activities	505,342	560,916	1,090,687	347,114
Foreign currency	24,662	43,690	41,936	44,694
Net increase (decrease) in cash and cash equivalents	(8,621)	153,532	3,560	5,061
Cash and cash equivalents, beginning of period	8,621	5,061	—	—
Cash and cash equivalents, end of period	$—	$158,593	$8,621	$5,061

Net cash flow from operating activities

Net Cash used in operating activities increased $87,553 from the first six months of 2015 compared to the first six months of 2014 due to an increase in general and administrative expenses.  Net cash used in operating activities in 2014 increased by $796,816 from Fiscal 2013 as the Company expanded the sales and marketing efforts and increase professional fees for corporate and capital raising purposes.

Net cash flow from investing activities

There was no net cash used in investing activities for the first six months of 2015 and 2014 and fiscal 2014. Net cash used in investing activities increased by $54,500 in 2013 due to the cost incurred in the acquired assets in September 2013 and a license agreement in October 2013.

Net cash flow from financing activities

Net Cash provided by financing activities has increased by $55,574 from the first six months of 2015 compared to the first six months of 2014 primarily due to the company issuing notes payable, net of repayments, of $478,829 compared to the issuance of capital stock of $530,247 in the six months ended June 30, 2014.  Net cash provided by financing activities increased $743,573 in Fiscal 2014 compared to fiscal 2013. The Company issued capital stock in Fiscal 2014 and 2013 in the amount of $760,689 and $70,000, and notes payables - related party of $79,998 and $277,114, respectively and $250,000 proceeds in 2014 were received from a convertible debenture.

19

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Accounts receivable

The Company considers the entire accounts receivable to be fully collectible. The accounts receivable consist of trade receivable to wholesale customer. Management believes all receivables are fully collectible and therefore no allowance for bad debt has been recorded as of June 30, 2015 and December 31, 2014 and 2013.

Foreign Currency Transactions

The Company's functional currency is the Canadian dollar and the reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity - other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Intangible Assets

Licensing as it relates to Drug Identification Numbers, is accounted for as an indefinite life intangible asset until the product is abandoned at which point the intangible asset will be written off.

Other intangible assets consist of websites, trademarks, domain names etc. and are amortized over estimated useful lives.

Revenue recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Comprehensive Income

ASC Topic 220, "Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive Income consists of foreign currency translation.

Going Concern

The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations.

20

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Officers

Our sole director and officer, his age and business experience, as of September 30, 2015, are set forth below:

Name	Age	Positions with the Company
Peter Daniel Bagi, MD	62	President, Chief Executive Officer, Chief Financial Officer and Director

Peter Daniel Bagi, MD, is a pharmaceutical and biotech professional with almost 25 years’ experience. Dr. Bagi has been the sole director and officer of the Company since 2012. From 2005 to 2010, he worked as a consultant to Riso Pharmatech, Inc., a pharmaceutical company, in securing some exclusive agency agreements to provide products to the Middle East and Latin America.

Dr. Bagi graduated from the Faculty of Medicine at the University of Monterrey, in 1990, and subsequently successfully passed the US foreign-medical graduate licensing exam in 1991. Dr. Bagi began in the Biotech industry in 1990 as the Associate Medical Director of a Canadian Biotech company, which has since undergone several name changes over the years, but is currently known as Lorus Therapeutics, and as such Dr. Bagi’s responsibilities included overseeing the cancer clinical trial program in Canada, US and Mexico. During his five-year tenure at Lorus, Dr. Bagi was asked to participate in presentations at medical and scientific conferences to highlight the progress of its lead cancer-fighting compound: Virulizin. In addition, Dr. Bagi was able to spearhead the approval of Virulizin in Mexico as a second-line treatment for metastatic pancreatic cancer. Since Lorus was a small Biotech company, Dr. Bagi was also asked to present the scientific progress of Lorus during fund-raising efforts Lorus periodically undertook.

After leaving Lorus, Dr. Bagi freelanced as a biotech analyst at several of Toronto’s brokerage firms writing reports on pharmaceutical and biotech companies the brokerages were considering investments in.

Dr. Bagi also was able to recruit World-Class Advisory Boards for several of the small biotech companies he has consulted with over the years, such as Alpha Rx. Dr. Bagi also worked as a Business Development consultant for various small biotech companies, and was instrumental in out-licensing several medicinal products between Canadian and foreign pharmaceutical companies.

We believe that Dr. Bagi’s experience across several aspects of the operations of a small pharmaceutical company will serve the Company well in the execution of its business plan.

Code of Business Conduct and Ethics

The Company has not adopted any Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned in or with respect to our fiscal year 2014 and 2013 by our directors and officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Peter Daniel Bagi	2014	44,095	0	190,000	(1)	0	0	0	234,095
CEO and CFO	2013	22,600	0	0		0	0	0	22,600
	2012	7,652	0	4,000,000	(2)	0	0	0	4,007,652

(1)	Mr. Bagi received 1,000,000 shares on October 30, 2014, valued at $0.19 per share, as stock compensation as Chief Executive Officer of the Company.
(2)	Mr. Bagi received 5,000,000 shares on April 30, 2012, valued at $0.80 per share, as stock compensation as Chief Executive Officer of the Company.

Executive Employment Arrangements

On April 30, 2012, the Company entered into a Consulting Agreement with Peter Daniel Bagi to provide consulting services to advise and assist in the launch of medicinal products in Mexico, Canada and other territories. The Agreement has a term of two years and shall continue on a three-month basis until completion of the services, subject to early termination as described in the agreement. The Company pays a monthly consultant fee of $5,000.

21

Outstanding Equity Awards as Of December 31, 2014

None.

Equity Compensation Plan Information

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of September 30, 2015 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 3, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name.

Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Axxess Pharma, Inc., 3250 Bloor Street West, Suite 613, Toronto, ON, M8X 2X9.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)			Series A Preferred Stock (2)		% Total Voting
Name and Address of Beneficial Owner	No. of Shares	% of Class		No. of Shares	% of Class	Power (3)
Directors and Officers
Peter Daniel Bagi	1,500,000	*	%	-	-	*
5% Stockholders:
Blue Ivory International Holdings, Ltd. (4)	12,500,000	6.11%		20,000,000	100%	81.71%

* less than 1%.

(1)	The percentage of beneficial ownership is based on 204,440,901 shares of our common stock outstanding as of September 30, 2015.
(2)	The outstanding shares of Series A Preferred Stock shall vote together with the shares of common stock of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders.
(3)	Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our common stock and Series A Preferred Stock as of September 30, 2015.
(4)	Blue Ivory International Holdings, Ltd., or Blue Ivory, or Blue Ivory’s President Alan Cole may be deemed to beneficially own shares of common stock beneficially owned by Blue Ivory. Voting and dispositive power with respect to the shares owned by Blue Ivory is exercised by Alan Cole, President.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since the beginning of our fiscal year 2011, there has not been, and there is not currently proposed any transaction or series of similar transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person, including any director, executive officer, holder of more than 5% of our capital stock during such period, or entities affiliated with them, had a material interest, other than as described in the transactions set forth below.

On October 30, 2014, the Company issued 1,000,000 shares valued at $0.19 per share as stock compensation to its Chief Executive Officer.

The Company entered into loans payable with shareholders for general working capital purposes. The loans from stockholders are non interest bearing and due on demand. The balances of the note payable as of December 31, 2014 and 2013 were $24,872 and $45,145, respectively. The balance of the note payable as of June 30, 2015 was $24,872. On April 30, 2012 the Company issued 5,000,000 shares valued at $0.80 per share as stock compensation to its Chief Executive Officer.

22

PLAN OF DISTRIBUTION

On December 24, 2014, we entered into the Investment Agreement with Beaufort. Pursuant to the terms of the Investment Agreement, Beaufort committed to purchase up to $1,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) month period commencing on the day immediately following the effectiveness of this registration statement, we may deliver a drawdown notice to Beaufort which states the dollar amount that we intend to sell to Beaufort on a date specified in the drawdown notice. The maximum investment amount per notice shall be equal to two hundred fifty percent (250%) of the average daily volume of the common stock for the ten consecutive trading days immediately prior to date of the applicable drawdown notice so long as such amount does not exceed 4.99% of the outstanding shares of our common stock. The purchase price per share to be paid by Beaufort shall be calculated at a thirty percent (30%) discount to the average of the median price for the average of the ten (10) closing daily prices and the ten (10) closing bid prices of the Company’s Common Stock immediately prior to Beaufort’s receipt of the Advance Notice.

In connection with the Investment Agreement, we also entered into the Registration Rights Agreement, pursuant to which we will use our commercially reasonable efforts to file, within thirty (30) days of the date of the Investment Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Investment Agreement. We have agreed to have the Registration Statement declared effective with the SEC. Beaufort has agreed to pay all legal costs and expenses associated with the Registration Rights Agreement.

The current registration statement covers 7,142,858 shares of our Common Stock under the Investment Agreement that would raise $1,000,000 assuming our Common Stock’s closing bid price remains unchanged from its price as of January 15, 2015. In the event our Common Stock’s price decreases, we may receive substantially less than $1,000,000. In that case, the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. Beaufort has agreed to refrain from holding an amount of shares which would result in Beaufort owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

The shares held by the selling security holders may be sold at a fixed price of $0.20 per share until they are quoted on the OTC Bulletin Board, or the OTCQX or OTCQB marketplaces, and that they will thereafter be sold at prevailing market prices or privately negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this Prospectus becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

23

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this Prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Beaufort is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Beaufort that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised Beaufort of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this Prospectus.

Pursuant to the Investment Agreement, Beaufort shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of, 250,000,000 shares of the common stock and 20,000,000 shares of preferred stock, of which as of the date hereof, 146,440,901 shares of common stock, par value $0.0001 per share, are issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.0001 per share, are issued and outstanding.

Common Stock

As of September 30, 2015, 204,440,901 shares of common stock are issued and outstanding. The Company completed a 750-for-1 reverse split in April 2012.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

24

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

As of the date hereof, 20,000,000 shares of Series A Preferred Stock are issued and outstanding. The holders of Series A Preferred Stock are not entitled to dividends. The outstanding shares of Series A Preferred Stock shall vote together with the shares of common stock of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Registration Rights

In connection with the execution of the Investment Agreement, on December 24, 2014, the Company and Beaufort also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file the registration statement of which this Prospectus is a part with the SEC to register the shares. The effectiveness of the registration statement of which this Prospectus is a part is a condition precedent to our ability to sell common stock to Beaufort under the Securities Purchase Agreement.

The Company has agreed to file with the SEC one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this Prospectus, in each case, as soon as practicable, for such additional registration statements as provided in the Registration Rights Agreement.

Transfer Agent

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209, and its telephone number is (303) 282-4800.

LEGAL MATTERS

The validity of the common stock offered by this Prospectus will be passed upon for us by Szaferman Lakind Blumstein & Blader, P.C., Lawrenceville, New Jersey.

EXPERTS

The consolidated balance sheets of Axxess Pharma, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2014, included in this Prospectus and in the registration statement, have been audited by KLJ & Associates, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, in reliance on the report of such firm, given upon their authority of experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this Prospectus is a part, with the SEC under the Securities Act with respect to our common stock. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto, copies of which may be inspected without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement may be obtained at prescribed rates from the SEC. The SEC also makes our filings available to the public on its Internet site (http://www.sec.gov). Quotations relating to our common stock appear on the OTC Pink, and such reports, proxy statements and other information concerning us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Such periodic reports, proxy and information statements and other information are available for inspection and copying at the public reference facilities and Internet site of the SEC referred to above.

25

AXXESS PHARMA INC. & SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended

December 31, 2014 and 2013

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders Axxess Pharma, Inc.

We have audited the accompanying consolidated balance sheets of Axxess Pharma, Inc. & Subsidiaries (the “Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years ended. Axxess Pharma, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axxess Pharma, Inc. & Subsidiaries as of December 31, 2014 and 2013, and the results of its operations and its cash flows for years ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company has suffered net losses and has had negative cash flows from operating activities during the years ended December 31, 2014 and 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

As discussed in Note 4 to the financial statements the 2013 financial statement has been restated to correct misstatements related to impairment of tangible assets, proper recording of licensing agreement, accounting regarding asset purchase agreement and debt.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

Edina, MN

October 1, 2015

F-1

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
		(as restated)
ASSETS
Current Assets
Cash	$8,621	$5,061
Accounts receivable	20,277	2,400
Inventory	163,257	20,525
Prepaid expenses and other	10,419	20,100
TOTAL CURRENT ASSETS	202,574	48,086
INTANGIBLE ASSETS, Net	120,320	2,375
TOTAL ASSETS	$322,894	$50,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$574,983	$387,105
License fee payable	1,125,000	625,000
Notes payable	877,244	264,026
Notes payable - related party	1,055,045	45,145
Derivative liability	6,016,242	-
Convertible notes payable - net of original issue discount, debt discount and warrant feature	98,411	-
TOTAL CURRENT LIABILITIES	9,746,925	1,321,276
LONG-TERM LIABILITIES
License fee payable	3,875,000	4,375,000
Note Payable	-	547,120
TOTAL LONG-TERM LIABILITIES	3,875,000	4,922,120
TOTAL LIABILITIES	13,621,925	6,243,396
STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value: 20,000,000 Authorized shares: 20,000,0000 shares Issued and outstanding	2,000	2,000
Common Stock, $0.0001 par value: 100,000,000 Authorized shares: 56,717,033 and 49,634,863 issued and outstanding shares, respectively	5,672	4,963
Common stock payable	322	2,128,000
Additional paid-in capital	21,648,183	18,980,087
Other comprehensive Income (loss)	106,380	64,444
Retained earnings	(35,061,588)	(25,245,229)
TOTAL STOCKHOLDERS’ EQUITY	(13,299,031)	(6,192,935)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$322,894	$50,461

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2014	2013
		(as restated)
SALES	$76,797	$2,400
COST OF SALES	99,535	744
GROSS PROFIT (LOSS)	(22,738)	1,656

GENERAL & ADMINISTRATIVE EXPENSES
Professional fees	416,396	171,482
Office	149,277	34,415
Stock Compensation	734,193	233,750
Management fees	54,338	60,160
Advertising	147,780	31,460
Travel and related	135,418	44,647
Royalty fees	73,020	30,000
Amortization of license fee	7,055	125
Other	121,361	30,206
TOTAL GENERAL AND ADMINISTRATIVE EXPENSE	1,838,838	636,245
NET LOSS FORM OPERATIONS	(1,861,576)	(634,589)

OTHER INCOME/(EXPENSE)
Excess purchase price over fair value of assets acquired	-	(3,119,731)
Impairment of intangible	-	(4,875,000)
Impairment of intangible	-	(224,279)
Extinguishment of debt	(972,000)	(5,316,000)
Gain on change in fair value of derivative liabilities	38,497	-
Loss on convertible debt feature	(5,869,559)	-
Loss on exchange of collateral for debt	(1,000,000)	-
Foreign currency gain	69,681	-
Amortization of warrant feature	(27,433)	-
Amortization of debt discount	(51,296)	-
Interest expense	(142,671)	(50,702)
TOTAL OTHER INCOME /(EXPENSE)	(7,954,781)	(13,585,712)
NET LOSS BEFORE INCOME TAXES	(9,816,357)	(14,220,301)
INCOME TAX EXPENSE	-	-
NET LOSS	(9,816,357)	(14,220,301)
OTHER COMPREHENSIVE INCOME	41,936	66,358
NET LOSS & COMPREHENSIVE INCOME	$(9,774,421)	$(14,153,943)
Basic & Diluted earnings per share	$(0.17)	$(0.32)
Weighted average basis & diluted shares outstanding	56,344,749	44,790,822

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Preferred stock		Common stock		Additional Paid-In	Retained	Common Stock	Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Payable	Income	Total

Balance, December 31, 2012	20,000,000	$2,000	38,509,863	$3,850	$10,254,250	$(11,024,928)	$-	$(1,914)	$(766,742)
Shares issued for cash	-	-	400,000	40	69,960	-	-	-	70,000
Shares issued for services	-	-	275,000	28	233,722	-	-	-	233,750
Debt converted to equity	-	-	4,000,000	400	3,199,600	-	2,128,000	-	5,328,000
Record shares issued Acquisition	-	-	6,450,000	645	3,095,355	-	-	-	3,096,000
Net loss	-	-	-	-	-	(14,220,301)	-	-	(14,220,301)
Foreign currency Translation	-	-	-	-	-	-	-	66,358	66,358
Balance, December 31, 2013	20,000,000	2,000	49,634,863	4,963	16,852,887	(25,245,229)	2,128,000	64,444	(6,192,935)
Shares issued for cash	-	-	6,813,572	681	760,008	-	-	-	760,689
Shares issued for services	-	-	3,993,598	400	844,126	-	-	-	844,526
Warrant feature related to issuance of note payable	-	-	-	-	87,112	-	-	-	87,112
Debt converted to equity	-	-	12,000,000	1,200	3,102,800	-	(2,128,000)	-	976,000
Collateral exchange for debt	-	-	(12,500,000)	(1,250)	1,250	-	-	-	-
Record shares issued Acquisition	-	-	(3,225,000)	(322)	-	-	322	-	-
Net loss	-	-	-	-	-	(9,816,359)	-	-	(9,816,359)
Foreign currency Translation	-	-	-	-	-	-	-	41,936	41,936
Balance, December 31, 2014	20,000,000	$2,000	56,717,033	$5,672	$21,648,183	$(35,061,588)	$322	$106,380	$(13,299,031)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2014	2013
		(as restated)
OPERATING ACTIVITIES
Net loss	$(9,816,357)	$(14,220,301)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock issued for services	734,193	233,750
Loss on exchange of collateral for debt	1,000,000	-
Loss on impairment of intangible	-	224,279
Conversion of debt to equity	972,000	5,316,000
Stock issued for acquisition	-	3,119,731
Amortization of Original issue discount	27,433	-
Amortization of debt discount feature of convertible debenture	51,296	-
Amortization of warrant feature of convertible debenture	19,682	-
Debt discount feature in excess of derivative liability at issuance date	37,838	-
Impairment of intangibles	-	4,875,000
Change in value of derivative liability	5,815,516	-
Amortization of license fee	7,055	125
Changes in operating assets and liabilities:
Accounts receivable	(17,877)	(2,400)
Inventory	(142,732)	287
Prepaid expenses and other assets	20,014	(8,437)
Accounts payable & accrued liabilities	162,878	129,719
Other	-	-
Net cash (used) by operating activities	(1,129,063)	(332,247)
INVESTING ACTIVITIES
Investment in acquired assets	-	(52,000)
Acquisition of license fee	-	(2,500)
Net cash (used) by investing activities	-	(54,500)
FINANCING ACTIVITIES
Issuance of common stock	760,689	70,000
Proceeds from convertible debentures	250,000	-
Proceeds from notes payable, net of repayments	79,998	277,114
Net cash provided by financing activities	1,090,687	347,114
Effect of foreign currency translation	41,936	44,694
NET INCREASE (DECREASE) IN CASH	3,560	5,061
CASH
Beginning of year	5,061	-
End of year	$8,621	$5,061
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-
NON-CASH ACTIVITY
Stock issued for acquisition of assets	$-	$3,096,000
Loss on exchange of collateral for debt	$1,000,000	$-
Loss on exchange of debt for equity	$972,000	$5,316,000
Conversion of debt to equity	$4,000	$12,000
Acquisition of license fee payable	$25,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1—THE COMPANY AND BASIS OF PRESENTATION

Nature of operations

Axxess Pharma, Inc. was incorporated in the state of Delaware on April 7, 1997 as CGI Communications Services Inc. On July 26, 2008, the Company amended its certificate of incorporation to change its name to Axxess Pharma, Inc. On December 6, 2012 the Company reincorporated in Nevada by merging into a newly formed Nevada entity with the name Axxess Pharma, Inc. The Company now operates as Axxess Pharma, Inc. with Axxess Pharma Canada, Inc. and Allstar Health Brands Inc. as its wholly owned subsidiaries.

Axxess Pharma Canada, Inc. was incorporated under the Laws of the Province of Ontario. The Company is engaged in the acquisition of Drug Identification Numbers and the eventual sale of the related products. All Star Health Brands Inc. was incorporated on October 1, 2013 under the Laws of the Province of Ontario. The Company is engaged in the acquisition of Drug Identification Numbers and the eventual sale of the related products

The consolidated financial statements included the results of Axxess Pharma Inc. Axxess Pharma Canada and its wholly owned subsidiary Allstar Health Brands Inc. All intercompany accounts have been eliminated during consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence
•	estimation of future cash flows used to assess the recoverability of long-lived assets
•	estimation of estimated fair value of the equity instruments

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash. At both December 31, 2014 and 2013, the Company did not exceed the insured limit of a depository institution.

F-6

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

 Accounts receivable

The Company considers the entire accounts receivable to be fully collectible. The accounts receivable consist of trade receivable to wholesale customer. Management believes all receivables are fully collectible and therefore no allowance for bad debt has been recorded as of December 31, 2014 and 2013.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis.

Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note obligations approximate fair value, as the terms of these notes are consistent with terms available in the market for instruments with similar risk.

We account for our derivative financial instruments, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions and/or cash settlement features, and certain conversion options embedded in our convertible instruments, at fair value using level 3 inputs. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model when appropriate, and in certain circumstances using binomial lattice models or other accepted valuation practices.

When determining the fair value of our financial assets and liabilities using the Black-Scholes option pricing model, we are required to use various estimates and unobservable inputs, including, among other things, contractual terms of the instruments, expected volatility of our stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

Foreign Currency Transactions

The Company's functional currency is the Canadian dollar and the reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity - other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Intangible Assets

Intangible Assets consist primarily of licensing as it relates to Drug Identification Numbers (DINs), which is calculated on a straight-line basis over the estimated useful lives, generally estimated, to be ten years. The carrying value of the DINs is assessed for impairment annually during the fourth quarter of each year, or more frequently if impairment indicators exist. Other intangible assets consist of websites, trademarks, domain names etc. and are amortized over estimated useful lives.

F-7

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Cost of sales

Cost of sales of approximately $99,535 and $744 for the years ended December 31, 2014 and 2013, respectively, consist primarily of merchandise costs of sales.

Revenue recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily print, web based and word of mouth. Advertising / marketing costs were approximately $147,780 and $31,460 for the years ended December 31, 2014 and 2013, respectively.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

F-8

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

ASC Topic 220, "Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive Income consists of foreign currency translation.

Recent Accounting Pronouncements

In May 2014, the FASB amended the ASC and created Topic 606, Revenue from Contracts with Customers, to clarify the principles for recognizing revenue. This guidance will be effective for the Company beginning January 1, 2017 and must be adopted using either a full retrospective approach for all periods presented in the period of adoption or a modified retrospective approach. We have not yet determined the effects of this new guidance on our financial statements.

In August 2014, the FASB issued a new U.S. GAAP accounting standard that provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new accounting standard requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. The new accounting standard is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company does not expect the adoption of this standard to have a material impact on the consolidated financial statements.

ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs.” The amendments in this update require the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal periods. Early adoption of the amendments in this update is permitted for financial statements that have not been previously issued. The Company intends to adopt this requirement in 2016, and currently anticipates that the impact of adoption will solely be a reclassification of its deferred financing costs from asset classification to contra-liability classification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-9

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 4 – RESTATEMENT OF FINANCIAL STATEMENT

We have restated our previously issued consolidated financial statements as of and for the year ended December 31, 2013 to reflect the modification of consulting agreement modifications for the following:

•	The Company entered into a pharmaceutical license agreement with Blue Ivory Holdings, Inc. of October 1, 2012 agreeing to payments of $5,000,000 over a 10 year period. The Company had not previously recorded the $5,000,000 obligations as a liability. Furthermore, the Company assessed the valuation of the intangible asset and determined there an impairment of $4,875,000 in the year ended December 31, 2013.

•	On September 13, 2013 the Company entered into an assets purchase agreement with Revive Bioscience Inc. The Company acquired assets related to the distribution of Tapout Products including DINS of TapouT pain relief products as well as trademarks, website, remaining finished goods inventory of Tapout products as well customer lists and intellectual products associated with the Tapout brand name. The Company corrected the previously valued $40,000 of these intangibles as the future cashflows would be attributable to the agreement entered into with ABG TapouT on October 1, 2013.

•

The company had entered into a license agreement with ABG Tapout on October 1, 2013 whereby a $50,000 guaranteed minimum royalty was to be paid for 2013 of $30,000 and the remaining $20,000 applied to the 2014 royalty. The State of operations has been adjusted to reflect the $30,000 royalty expense for the year ended December 31, 2013 and the balance sheet has been adjusted as of December 31, 2013 to reflect a $20,000 prepaid expense and an increase in a corresponding note payable as Ramos and Ramos Investments had provided the advances for the payments. In addition, the Company reclassified the $2,500 license fee paid from the Statement of Operations to an intangible assets in accordance with the license agreement. Furthermore, license fee was amortized over the term of the agreement and $125 was expensed in the year ended December 31, 2013.

•	The Company certain Drug Identification Numbers (DINs) as intangible assets on the balance sheet at December 31, 2013. The Company reassessed the valuation of these intangible asset and determined there an impairment of approximately $224,000 and subsequently expense in the year ended December 31, 2013.

•	The Company determined it had not properly incorporate the fair value of 8,000,000 shares of common stock exchanged for the conversion of $8,000 in notes payable. The fair value resulted in a decrease of $8,000 to the Ramos and Ramos Investments notes payable, an increase of common stock of $800 and additional paid in capital of $2,127,200 and the Statement of operations have been adjusted to reflect an appropriate loss of debt extinguishment of $2,120,000 for the year ended December 31, 2013.

•	The Company determined 110,000 common shares issued in the year ended December 31, 2012 as stock-based compensation expense to consultants were incorrectly recorded to equity. The Company decreased the common stock and additional paid-in-capital by $110 and $879,890, respectively, and decreased retained earnings for the prior year 2012 by $880,000.

The following tables summarize the effect of the restatement on the specific items presented in our historical consolidated financial statements included in our previously reported on the amended Form S-1/A dated July 3, 2014:

F-10

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	Adjustment	December 31, 2013
	(As Filed)		(As Restated)
ASSETS
Current Assets
Cash	$5,061	$-	$5,061
Accounts receivable	2,400	-	2,400
Inventory	20,525	-	20,525
Prepaid expenses and other	100	20,000	20,100
TOTAL CURRENT ASSETS	28,086	20,000	48,086

INTANGIBLE ASSETS, NET	250,529	(248,154)	2,375
TOTAL ASSETS	$278,615	$(228,154)	$50,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	387,105	-	387,105
License fee payable	-	625,000	625,000
Notes payable - related party	45,145	-	45,145
Notes payable	264,026	-	264,026
TOTAL CURRENT LIABILITIES	696,276	625,000	1,321,276
LONG-TERM LIABILITIES
License fee payable	-	4,375,000	4,375,000
Note payable	505,120	42,000	547,120
TOTAL LONG-TERM LIABILITIES	505,120	4,417,000	4,922,120
TOTAL LIABILITIES	1,201,396	5,042,000	6,243,396
STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value: 20,000,000 Authorized shares: 20,000,0000 shares Issued and outstanding	2,000	-	2,000
Common Stock, $0.0001 par value: 100,000,000 Authorized shares: 57,217,033 and 38,509,863 issued and outstanding shares, respectively	5,074	690	5,763
Additional paid in capital	17,733,526	1,246,560	18,980,087
Other comprehensive income (loss)	44,694	19,750	64,444
Retained earnings	(18,708,075)	(6,537,154)	(25,245,229)
TOTAL STOCKHOLDERS’ EQUITY	(922,781)	(5,270,154)	(6,192,935)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$278,615	$(228,154)	$50,461

F-11

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended
	December 31, 2013
	As Filed	Adjustment	As Restated

SALES	$2,400	-	$2,400
COST OF SALES	744	-	744
GROSS PROFIT	1,656	-	1,656
GENERAL & ADMINISTRATIVE EXPENSES
Professional fees	176,873	(5,391)	171,482
Office	34,474	(59)	34,415
Stock Compensation	228,359	5,391	233,750
Management fees	60,160	-	60,160
Advertising	33,960	(2,500)	31,460
Travel and related	44,647	-	44,647
Royalty fees	-	30,000	30,000
Amortization of license fee	-	125	125
Other	30,147	59	30,206

NET LOSS FROM OPERATIONS	(606,964)	(27,625)	(634,589)
OTHER INCOME/(EXPENSE)
Excess purchase price over fair value of assets acquired	(3,079,731)	(40,000)	(3,119,731)
Impairment of intangible	-	(4,875,000)	(4,875,000)
Extinguishment of debt	(3,196,000)	(2,120,000)	(5,316,000)
Loss on exchange of collateral for debt	-
Impairment of intangible	-	(224,279)	(224,279)
Interest expense	(50,702)	-	(50,702)
TOTAL OTHER ITEMS	(6,326,433)	(7,259,279)	(13,585,712)
NET LOSS BEFORE INCOME TAXES	(6,933,397)	(7,286,904)	(14,220,301)
INCOME TAX EXPENSE	-	-	-
NET LOSS	(6,933,397)	(7,286,904)	(14,220,301)
OTHER COMPREHENSIVE INCOME	46,608	19,750	66,358
NET LOSS & COMPREHENSIVE INCOME	$(6,886,789)	$(7,267,154)	$(14,153,943)
Basic & Diluted earnings per share	$(0.15)		$(0.32)
Weighted average basis & diluted shares outstanding	44,531,712		44,790,822

F-12

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2013	Adjustments	2013
OPERATING ACTIVITIES
Net loss	$(6,933,397)	$(7,286,904)	$(14,220,301)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock issued for services	234,500	(750)	233,750
Amortization of license fee	-	125	125
Impairment of license fee	-	4,875,000	4,875,000
Impairment of intangible	-	224,279	224,279
Conversion of debt to equity	3,096,000	2,220,000	5,316,000
Stock issued for acquisition	3,200,000	(80,269)	3,119,731
Changes in operating assets and liabilities:
Accounts receivable	(2,400)	-	(2,400)
Inventory	287	-	287
Prepaid expenses and other assets	11,563	(20,000)	(8,437)
Accounts payable & accrued liabilities	128,969	-	129,719
Other	-	-	-
Net cash (used) by operating activities	(264,478)	(68,519)	(332,247)
INVESTING ACTIVITIES
Investment in acquired assets	-	(52,000)	(52,000)
Acquisition of license fee	-	(2,500)	(2,500)
Net cash (used) by investing activities	(52,000)	(54,500)	(54,500)
FINANCING ACTIVITIES
Issuance of common stock	70,000	-	70,000
Proceeds from notes payable	152,931	124,183	277,114
Net cash provided by financing activities	222,931	124,183	347,114
Effect of foreign currency translation	46,608	(1,914)	44,694
NET INCREASE (DECREASE) IN CASH	5,061	-	5,061
CASH
Beginning of year	-	-	-
End of year	5,061	-	5,061
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	-	-	-
Interest paid	-	-	-
NON-CASH ACTIVITY
Stock issued for acquisition of assets	3,200,000	(80,269)	3,119,731
Loss on exchange of debt for equity	3,096,000	2,220,000	5,316,000
Principal upon conversion of debt to common stock	4,000	8,000	12,000

F-13

NOTE 5 – INTANGIBLE ASSETS

TapouT Muscle Recovery Patent and License Tradename

The Company acquired patent and product licenses, trademarks and patents in TapouT Muscle Recovery products (see Note 10).

The components of our other intangible assets at December 31, 2014 are summarized below:

Other Intangible Asset Class	Cost	Accumulated Amortization	Net Carrying Amount	Weighted- Average Amortization Period
Tapout Muscle Recovery patent and license and tradename - October 2013	$2,500	$(601)	$1,899	5.25 years
Tapout Muscle Recovery patent and license and tradename - September 2014	125,000	(6,579)	118,421	6.33 years
Total other intangible assets	$127,500	$(7,180)	$120,320

The components of our other intangible assets at December 31, 2013 are summarized below:

Other Intangible Asset Class	Cost	Accumulated Amortization	Net Carrying Amount	Weighted- Average Amortization Period
Tapout Muscle Recovery patent and license and tradename	$2,500	$(125)	$2,375	5.25 years
Total other intangible assets	$2,500	$(125)	$2,375	5.25 years

Amortization expense recognized in the amount of $7,055 and $125 for the years ended December 31, 2014 and 2013, respectively.

The expected future annual amortization expense for each of the next five years based on current balances of our intangible assets is as follows:

For the year ending December 31:
2015	$20,213
2016	$20,213
2017	$20,213
2018	$20,213
2019	$19,734
Thereafter	$19,734

DINs License Agreement

The Company licensed certain patents from Blue Ivory, Inc. in connection with a 2010 agreement, which is being capitalized and amortized by straight-line methods over estimated useful lives of ten years. The Company agreed to a $5,000,000 license fee payable in quarterly installments of $125,000 payable over a ten year period. Based upon a review of the assets during the year ended December 31, 2013, the Company determined that there was a material impairment of DIN's license agreement and recorded an impairment of $4,875,000. The Company intends to pursue opportunities with the license agreement upon acceptable funding to pursue the business model.

F-14

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 6—NOTES PAYABLE

Notes payable at December 31, 2014 and 2013 are summarized as follows:

	December 31, 2014	December 31, 2013
Canadian Heritage, Ltd.	$38,765	$76,086
Ramos & Ramos Investments, Inc.	480,733	547,120
Beaufort	250,000	-
Ramm Ventures Development, Inc.	107,746	187,940
	-	-
	877,244	811,146
Current Portion	877,244	264,026
Total Non-Current	$-	$547,120

Ramos and Ramos Investments, Inc.

On October 25, 2010, the Company entered into a note payable with Ramos and Ramos Investments Inc. The note bears interest at a 7% per annum interest rate. The note matures December 31, 2014. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock.

The Company entered into a note payable with maximum lending amount of $500,000 with Ramos and Ramos Investments Inc. a maximum of lending amount of $500,000 could be advanced within the first six months of the note. The note bears interest at a 12% per annum interest rate. The note cannot be paid off in full before January 1, 2015 or the completion of a public offering by the Company. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock. On March 13, 2015, the holders of the note amended the conversion price to $0.01 per share.

Canadian Heritage Ltd.

The Company entered into a note payable with Canadian Heritage Ltd. The loan is not interest bearing and cannot be called prior to January 1, 2015. The balances of the note payable as of December 31, 2014 and 2013 is $38,765 and $76,086, respectively.

RAMM Ventures Development, Inc.

On October 3, 2013 the Company entered into a $200,000 note payable with RAMM Venture Developments Inc. The note bears interest at 12% annually. The earliest the note can becomes due and payable is December 31, 2014 if a private placement funds are received at which time the note repayment can be accelerated. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share. The Note is secured by 5,000,000 shares of the Company’s Common Stock personally owned by the Company's CEO. The balances of the note payable as of December 31, 2014 and 2013 is $107,499 and $187,940, respectively. On January 15, 2015, the holders of the note amended the conversion price to $0.01 per share.

F-15

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Beaufort

On June 9, 2014, the Company issued Beaufort a secured promissory note in the principal amount of $250,000. The promissory note matures six months from the date the Company receives the full amount of the Note on January 24, 2015. The agreement was amended on January 20, 2015 and February 13, 2015 as described in the subsequent footnote. The note bears interest at 1% per month compounded monthly.

NOTE 7—NOTES PAYABLE –RELATED PARTY

Notes payable related party at December 31, 2014 and 2013 are summarized as follows:

	December 31, 2014	December 31, 2013
Shareholders loans payable	$55,045	$45,145
Blue Ivory Holdings, Inc.	1,000,000	-
	1,055,045	45,145
Current Portion	1,055,045	45,145

Total Non-Current	$-	$-

Shareholder Loans payable

The Company entered into loans payable with shareholders for general working capital purposes. The loan from stockholders are non interest bearing and due on demand. The balances of the note payable as of December 31, 2014 and 2013 is $55,045 and $45,145, respectively.

Blue Ivory Holdings, Inc.

On August 4, 2014, the Company issued Blue Ivory Holdings, Inc. a note payable in the amount of $1,000,000 in exchange for the return and cancellation of 12,500,000 shares of the Company's stock issued as collateral under a license agreement. The Note matures one year from the date of the Note. The note bears interest at 10% annually.

The note payable has been extended for a six month period due on February 4, 2016.

NOTE 8— CONVERTIBLE NOTE PAYABLE

Convertible promissory note at December 31, 2014 are as follows:

2014
Convertible promissory note payable	$312,500
Original issuance discount, net of amortization of $19,682 as of December 31, 2014	(42,818)
Warrant feature, net of amortization of the $27,433 as of December 31, 2014	(59,679)
Debt discount feature, net of amortization of the $51,296 as of December 31, 2014	(111,592)
Convertible promissory note payable, net	$98,411

On November 4, 2014, the Company entered into a note payable with WHC Investments, LLC. The note $312,500 includes $62,500 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on May 4, 2015 and is secured by 3,500,000 shares of Company common stock owned by the Company's Chief Executive Officer. The note may be converted in the event that (a) the note is in default or (b) the net proceeds from the sale of collateral shares do not provide adequate coverage of all amounts due. The note is convertible into the Company’s common stock at an initial conversion price at 70% of the average three daily volume weighted averages during the 20 days before the issue date. The agreement included a detachable three (3) year warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.25535 per share.  The proceeds from the issuance of convertible debt securities with detachable warrants were allocated between the warrants and the debt security. The discount is being amortized over the life of the debt. The Company recorded an original issue discount of $62,500 and amortized as interest expense over the initial six month term of the convertible debentures. During the year ended December 31, 2014, the Company recognized $19,682 of interest expense as a result of the amortization.

F-16

The Company accounted for the detachable warrants included with the convertible debentures as liabilities in accordance with GAAP, as the warrants are subject to anti-dilution protection and could result in them being converted to a variable number of the Company’s common shares. The Company determined the value of the derivate feature of the warrants issued during at the relevant commitment dates to be $87,112 utilizing a Black-Scholes valuation model. The change in fair value of the liability for the warrants resulted in a reduction to the charge to income of $27,433 during the year end December 31, 2014. The fair value of the derivative conversion features was determined to be $59,679 at December 31, 2014.

NOTE 9 – EQUITY

At December 31, 2014, the Company’s authorized stock consists of 20,000,000 shares of $.0001 par value preferred stock and 100,000,000 shares of $.0001 par value common stock. The common stock has voting rights and entitle to one vote per share.

Of the 20,000,000 shares of preferred stock 20,000,000 shares are issued and outstanding as of December 31, 2014 and 2013. On April 15, 2015, the Company entered into a certificate of designation with the State of Nevada designating the preferred shares as Series A Preferred with a $1.00 liquidation preference and no dividend rights. The preferred stock has voting rights, regardless of the number of shares outstanding, representing 80% of all votes entitled to be voted.

The following common stock transactions occurred during the period:

On July 11, 2013 the Company issued 250,000 shares valued at $0.85 per share for consulting services.

On July 11, 2013 the Company issued 200,000 shares valued at $0.125 per share for cash.

On August 8, 2013 the Company issued 100,000 shares valued at $0.20 per share for cash.

On May 2, 2013 the Company issued 2,000,000 shares valued at $0.80 per share to convert $4,000 of principal on loan from related party to equity.

On May 8, 2013 the Company issued 100,000 shares valued at $0.25 per share for cash.

On May 21, 2013 the Company issued 2,000,000 shares valued at $0.80 per share to convert $4,000 of principal on loan from related party to equity.

On August 8, 2013 the Company issued 100,000 shares valued at $0.20 per share for cash.

On August 15, 2013 the Company issued 25,000 shares valued at $0.85 per share for consulting services.

On September 13, 2013 the Company issued 6,450,000 shares valued at $0.48 in relation to asset acquisition See note 5

On October 15, 2013 the Company issued 8,000,000 shares valued at $0.27 per share to convert $8,000 of principal on loan from related party to equity. The shares were issued in April 2014 and consequently the recorded as common stock payable as of December 31, 2013.

On January 22, 2014 the Company entered into a Stock Purchase Agreement with Equity Portfolio Funding, Inc. whereby the Company sold 750,000 shares of common stock at a purchase price of $0.10 per share for a total purchase price of $75,000. The agreement also calls for the Company to issue to Equity Portfolio Funding, Inc. a half warrant, or 375,000 warrants, to purchase further common stock of the Company for up to two years at $0.50 per share.

On January 22, 2014, the Company issued 100,000 shares valued at $0.10 per share for cash.

F-17

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

On January 28, 2014, the Company issued 1,000,000 valued at $0.10 for cash in conjunction with a license distribution agreement amounting to proceeds of $90,000.

On March 17, 2014, the Company issued 200,000 shares valued at $0.20 per share for cash.

On January 30, 2014, the company and Revive Bioscience, Inc. amended the September 13, 2014 acquisition agreement whereby the Revive Bioscience, Inc. shareholders returned 3,225,000 shares to the Company subject to conditions related to transferring NPN's and indemnification of certain outstanding liabilities. The Company recorded a common stock payable at $0.001 par value of $322. In June 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders upon settlement of the conditions.

On April 15, 2014, the Company issued 200,000 shares valued at $0.20 per share for cash. The agreement also calls for the Company to issue the investor a half warrant, or 100,000 warrants, to purchase further common stock of the Company for up to one years at $0.50 per share.

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. The Company issued 584,350 shares at $0.15 per share on May 20, 2014, 917,300 shares at $0.15 per share on June 20, 2014, and 840,520 shares at $0.1195 per share on July 21, respectively.

On June 24, 2014, the Company issued 900,000 shares valued at $0.10 per share for cash.

On July 22, 2014, the Company issued 100,000 shares valued at $0.10 per share for cash.

On August 4, 2014, the Company cancelled 12,500,000 shares issued as collateral under a license agreement in exchange for a note payable.

On August 26, 2014, the Company issued 1,000,000 shares valued at $0.10 per share for cash.

On September 18, 2014, the Company issued 4,000,000 shares valued at $0.24 per share to convert $4,000 of principal on loan from related party to equity.

On October 9, 2014, the Company issued a total of 500,000 shares valued at $100,000 in to AGB Tapout in conjunction with the related license agreement.

On November 5, 2014, the Company issued 1,000,000 shares valued at $0.19 per share to the Company Chief Executive Officer for consulting services.

On December 3, 2014, the Company issued 221,402 shares valued at $0.09 per share for $20,000 upon the exercise of warrants.

During the year end December 31, 2014, the Company issued 2,493,598 shares of common stock related to professional services provided by third parties. There were 2,128,598 shares of common stock valued at approximately $475,576 issued to product marketing organizations and celebrity product sponsors and 365,000 shares of common stock issued to financial consultants valued at $78,950.

F-18

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 10 – WARRANTS

Warrants

The following table summarizes the changes in the warrants outstanding at December 31, 2014, and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.  These warrants were issued in lieu of cash compensation for services performed or financing expenses and in connection with the private placements.

Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number Exercisable	Weighted Average Exercise Price
$0.50	475,000	$0.50	1.11	475,000	$0.50
$0.26	1,000,000	$0.26	2.84	1,000,000	$0.26
	1,475,000		2.28	1,475,000

A summary of the Company’s stock awards for warrants as of December 31, 2014 and changes for the year ended December 31, 2014 is presented below:

	Warrants	Weighted Average Exercise Price
Outstanding, January 1, 2014	1,000,000	$0.09
Granted	1,475,000	0.26
Exercised	(221,402)	0.09
Expired/Cancelled	(778,598)	0.09
Outstanding, December 31, 2014	1,475,000	0.33
Exercisable, December 31, 2014	1,475,000	0.33

On November 4, 2014 and in conjunction with the WHC Capital Note Agreement (Note 8), the Company issued detachable three (3) year warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.25535 per share.

During the year ended December 31, 2014, the Company entered into a Stock Purchase Agreement with certain investors (Note 9) whereby the Company issued 475,000 warrants to purchase further common stock of the Company for up to two years at $0.50 per share.

The Company entered into an agreement with Hardcore Beverage in December 2013 issuing 1,000,000 warrants to purchase shares of the Company's common stock at a discount of 50% of the average trading price over the most recent 30-day period. The term of the warrants were one year. In December 2014, Hardcore exercised 221,402 warrants at a value of approximately $.09 per share for proceeds of $20,000.

NOTE 10 – ACQUISITION

On September 13, 2013 the Company through its wholly owned subsidiary Allstar Health Brands, enter into an assets purchase agreement with Revive Bioscience Inc. The Company acquired assets related to the distribution of Tapout Products including DINS of TapouT pain relief products as well as trademarks, website, remaining finished goods inventory of Tapout products as well customer lists and intellectual products associated with the Tapout brand name. The purchase price included $52,000 cash used to pay-off outstanding accounts payable of Revive Bioscience as of the closing date and 6,450,000 shares of common stock valued at $0.48 per share at the closing date of the transaction. The purchase price allocation is as follows:

Inventory	$21,269

F-19

Based on the fair value of assets received compared to the fair market value of the consideration give the $52,000 cash and fair value of common stock $3,096,000 (6,450,000 at $0.48 per share) The company recorded expenses of as excess consideration paid over fair value of assets received of $3,119,731.

Under the terms of the agreement the seller can receive an additional 2,500,000 shares of common stock is certain private placement funding levels are reached as well as specified revenue goals related to the sale of TapouT products achieved with a eighteen months period commencing September 13, 2013.

On January 30, 2014, the company and Revive Bioscience, Inc. amended the September 13, 2014 acquisition agreement whereby the Revive Bioscience, Inc. shareholders returned 3,225,000 shares to the Company subject to conditions related to transferring NPN's and indemnification of certain outstanding liabilities. The Company recorded a common stock payable at the $0.001 par value of $322. In June 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders upon settlement of the conditions.

NOTE 11– FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosures about fair value of financial instruments, requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2014, the amounts reported for cash, accrued interest and other expenses, notes payables, and derivative liability approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at December 31, 2014:

	Total	(Level 1)	(Level 2)	(Level 3)
Liabilities
Derivative liability	-	-	-	6,016,942
Total liabilities measured at fair value	$-	$-	$-	$6,016,942

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Beginning balance as of December 31, 2013	$-
Fair value of derivative liabilities issued	6,054,739
Gain on change in derivative liability	(38,497)
Ending balance as of December 31, 2014	$6,016,242

F-20

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 12 – LOSS PER SHARE

The following table presents the computations of basic and dilutive loss per share:

	2014	2013
Net Income (Loss)	$(9,816,357)	$(14,220,301)
Net income (loss) per share:
Net income (loss) per share – basic and diluted	$(0.17)	$(0.32)
Weighted average common shares outstanding – basic and diluted	56,344,749	44,790,822

For the year ended December 31, 2014 and 2013 common stock equivalents totaling 21,375,000 and 20,000,000, respectively, related to warrants, convertible debt and preferred stock were excluded from the calculation of the diluted net loss per share as their effect would have been anti-dilutive.

NOTE 13 — INCOME TAXES

As of December 31, 2014, the Company had net operating loss carry forwards of approximately $35,062,000 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	December 31, 2014	December 31, 2013
Federal income tax benefit attributable to:
Current operations	$3,338,000	4,834,900
Less: valuation allowance	(3,338,000)	(4,834,900)
Net provision for Federal income taxes	$-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2014	December 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$11,920,000	(8,570,000)
Less: valuation allowance	(11,920,000)	(8,570,000)
Net deferred tax asset	$-	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

F-21

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 14 — LICENSING AGREEMENT

Blue Ivory Holdings, Inc.

On October 1, 2012, the Company entered into a licensing agreement with Blue Ivory Holdings Inc. The Licensing agreement relates to the development, market, make, use and sell, certain drug formulations know as DINS. The terms of the agreement require a total payment of $5,000,000 consisting of being paid quarterly payments of $125,000 over ten year period as well as royalty payment to Blue Holdings of 5% on all net sales by the Company and a 10% royalty fee for Sublicense fees paid to Blue Ivory Holding on account of sublicenses for the sale of licensed products. The balance due on the license fee payable amounts to $5,000,000 as of December 31, 2014 and 2013, respectively.

ABG Tapout, LLC.

On October 1, 2013, the Company entered into a license agreement with ABG Tapout, LLC to sell various products. The license term is five years through December 31, 2018 and provided the Company is not in breach of the agreement shall have the option to extend the licenses agreement for two five year terms. Pursuant to the agreement the Company must pay ABG Tapout, LLC 5% royalty on net sales, the company must also maintain certain agreed upon sales levels set out in the agreement in order to maintain the license.

On September 1, 2014, the Company entered into an amended agreement to expand the product selection available and the term of the agreement for an additional two years through December 31, 2020. In consideration for the amended terms, ABG Tapout, LLC was issued Company common stock of 500,000 shares on October 9, 2014 valued at $100,000 and a fee of $25,000.

The initial term of the agreement provides for an annual minimum guaranteed royalty, a minimum common marketing fund and an advertising commitment of 1% of net sales. The following are the remaining annual minimum commitments required:

Year	Royalty	Marketing
2013	$30,000	$-
2014	$70,000	$14,000
2015	$77,500	$22,728
2016	$165,000	$45,455
2017	$170,000	$45,455
2018	$175,000	$45,455
2019	$200,000	$75,000
2020	$225,000	$100,000

NOTE 15 — CONSULTING AGREEMENT

SG Business

On February 27, 2014 the Company entered into a consulting agreement with SG Business development will perform consulting services related to distribution and marketing channels regarding the Company’s nutritional supplement product lines. The contract term is a one year period beginning January 22, 2014 and 100,000 shares were issued at a fair market value of $30,000.

F-22

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On July 1, 2013 the Company entered into a consulting agreement with Global Health Link Corp (“Consultants”). The Consultants will perform the duties of a Vice President of Marketing for the Company. The term of the agreement is for three years with the option of a three year renewal. The agreement can be cancelled by either party by giving a thirty day notice. Upon signing this agreement the Company will issue to the Consultants 250,000 shares of the Company’s common stock. Once the Company receives outside investments of $1,000,000 then the Company will begin paying the consultants $2,000 a month. If the Company receives a cumulative amount equal to $3,000,000 then the Company will pay the consultants a monthly fee of $5,000.

Finally, upon the Company obtaining $3,000,000 in external investments the Company will issue an additional 250,000 shares of the Company’s common stock to the Consultants.

Seaside Public Information Requirement

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. Seaside is entitled to piggyback registration rights for all the shares issued or issuable under the Securities Purchase Agreement.

The Company covenants and agrees to become a reporting company under the Exchange Act, subject to the reporting requirements of Section 13 or 15(d) thereof, no later than August 19, 2014, which was three (3) months following the date of the Securities Purchase Agreement, and thereafter to file all reports required to be filed by a reporting company pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event there is a delay for any reason in the Company becoming a reporting company under the Exchange Act by August 19, 2014, the Company shall pay a liquidated damage of $20 per day until it becomes a reporting company. As of December 31, 2014, the Company has not accrued liquidated damages as a Public Information trigger has not been elected by Seaside.

NOTE 17 — SUBSEQUENT EVENTS

On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. Therefore, as of June 30, 2015, the Company has not accrued any liquidated damages. However, the Company was required to become a reporting company by March 30, 2015 or it may be subject to accrued liquidated damages until it becomes a reporting company which may adversely affect our results of operations. As of August 11, 2015, the Company is currently not a reporting company, however, Seaside investments has indicated the Company is in good standing.

On January 20, 2014 and February 13, 2014, Beaufort Capital Partners, LLC was repaid $125,000 of the note payable and the remaining is to be paid on the 15th of each month at $20,000 per month plus $5,000 penalty per month until paid in full.

On February 5, 2015, the Company entered into a note payable with RDW Capital, LLC. The note $100,000 includes $5,000 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on February 5, 2016 and is secured by 2,500,000 shares of Company common stock. The note is convertible into the Company’s common stock at an initial conversion price at 65% of the volume weighted averages during the 20 days before the issue date.

F-23

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

On February 17, 2015, the Company entered into a note payable with River North Equity, LLC. The $75,000 note bears interest at a 6% per annum interest rate. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into the Company’s common stock at an initial conversion price at 65% of the volume weighted averages during the 20 days before the issue date.

In May 2015, the Company amended the Articles of Incorporation to increase authorized common shares from 100,000,000 to 150,000,000 shares.

In April 2015, 20,500,000 reserve shares were issued pursuant to a future convertible note conversion.

In April 2015, 6,000,000 shares were issued in exchange for the conversion of $60,000 of convertible notes to Ramos & Ramos Investments

On April 6, 2015, the Company entered into a loan agreement with River North Equity LLC for proceeds of $77,500.

In April and May of 2015, 1,623,714 shares were issued in exchange for the conversion of $75,000 of convertible notes to Redwood Capital LLC

On April 15, 2015, the Company entered into a certificate of designation with the State of Nevada designating the 20,000,000 outstanding preferred shares as Series A Preferred with a $1.00 liquidation preference and no dividend rights. The preferred stock has voting rights, regardless of the number of shares outstanding, representing 80% of all votes entitled to be voted.

In June 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders in accordance with the amended agreement dated January 30, 2014.

On July 15, 2015, Beaufort Capital Partners, LLC, assigned the rights, title and interest to Ramos and Ramos Investments.

In July 2015, the Company issued 3,373,247 shares in exchange for the conversion of $60,955 of convertible notes to RBB Capital LLC.

In July 2015, the Company issued 7,500,000 shares in exchange for the conversion of $75,000 of convertible notes to Ramos and Ramos Investments, Inc.

On August 12, 2015, the Company amended the Articles of Incorporation to increase authorized common shares from 150,000,000 to 250,000,000 shares.

On September 30, the Company provided HardCore Beverages a termination notification of its commercial relationship due to non-compliance with the terms of the international distribution agreement.

Other than event mentioned above we evaluated all events or transactions that occurred after December 31, 2014 up through October 1, 2015 the date we issued these financial statements. During this period we did not have any other material subsequent events that impacted our financial statements.

F-24

AXXESS PHARMA INC. & SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Report

For the Quarter Ended

June 30, 2015 and 2014

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash	$-	$8,621
Accounts receivable	13,415	20,277
Inventory	134,182	163,257
Prepaid expenses and other	-	10,419
TOTAL CURRENT ASSETS	147,597	202,574
INTANGIBLE ASSETS, Net	110,214	120,320
TOTAL ASSETS	$257,811	$322,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$760,915	$574,983
Bank overdraft	26,513	-
License fee payable	1,375,000	1,125,000
Related party payable	1,043,671	1,055,045
Convertible notes payable - net of original issue discount and warrant feature	636,989	98,411
Notes payable	254,055	877,244
Derivative liabilities	1,550,517	6,016,242
TOTAL CURRENT LIABILITIES	5,647,660	9,746,925
LONG-TERM LIABILITIES
License fee payable	3,625,000	3,875,000
TOTAL LONG-TERM LIABILITIES	3,625,000	3,875,000
TOTAL LIABILITIES	9,272,660	13,621,925
STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value: 20,000,000 Authorized shares: 20,000,0000 shares issued and outstanding	2,000	2,000
Common Stock, $0.0001 par value: 150,000,000 and 100,000,000 Authorized shares: 87,919,430 and 57,217,033 issued and outstanding shares at June 30, 2015 and December 31, 2014, respectively	8,743	5,672
Common stock payable	-	322
Additional paid-in capital	24,005,823	21,648,183
Other comprehensive income (loss)	131,042	106,380
Retained earnings	(33,162,457)	(35,061,588)
TOTAL STOCKHOLDERS’ DEFICIT	(9,014,849)	(13,299,031)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$257,811	$322,894

The accompanying notes are an integral part of these consolidated financial statements.

F-1

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,		Six months Ended June 30,
	2015	2014	2015	2014
SALES	$7,013	$41,188	$15,147	$46,182
COST OF SALES	3,099	38,516	7,173	42,012
GROSS PROFIT	3,914	2,672	7,974	4,170
GENERAL & ADMINISTRATIVE EXPENSES
Professional fees	34,269	105,263	54,269	122,013
Office	21,892	44,046	44,192	92,061
Stock based compensation	16,269	46,042	125,602	167,517
Management fees	12,932	13,751	31,864	27,365
Consulting	108,649	8,767	179,803	38,767
Advertising	151,440	9,210	218,105	32,164
Travel and related	15,213	22,659	37,077	46,558
Royalty fees	19,375	19,369	38,750	42,643
Amortization of license fee	5,053	119	10,106	238
Other	31,875	17,407	40,512	51,131
	416,967	286,633	780,280	620,457
NET LOSS FROM OPERATIONS	(413,053)	(283,961)	(772,306)	(616,287)
OTHER INCOME/(EXPENSE)
Change in fair value of derivative liability	5,966,898	-	5,188,497	-
Extinguishment of debt	(843,569)		(1,566,694)
Financing costs	-	-	(10,800)	-
Amortization of warrant feature of convertible debenture	(16,364)	-	(59,679)	-
Financing costs penalties and liquidated damages	(52,500)	-	(171,257)	-
Foreign currency gain(loss)	17,449	(3,080)	23,872	13,963
Interest expense	(379,955)	(23,973)	(732,503)	(44,334)
TOTAL OTHER ITEMS	4,691,959	(27,053)	2,671,436	(30,371)
NET INCOME (LOSS) BEFORE INCOME TAXES	4,278,906	(311,014)	1,899,130	(646,658)
INCOME TAX EXPENSE	-	-	-	-
NET INCOME (LOSS)	4,278,906	(311,014)	1,899,130	(646,658)
OTHER COMPREHENSIVE INCOME	25,360	(13,352)	24,662	3,690
NET INCOME (LOSS) & COMPREHENSIVE INCOME	$4,304,266	$(324,366)	$1,923,792	$(642,968)
Basic earnings per share	$0.06	$(0.01)	$0.03	$(0.01)
Diluted earnings per share	$0.03	$(0.01)	$0.01	$(0.01)
Weighted average basic shares outstanding	76,792,291	58,038,545	67,943,236	57,755,621
Weighted average diluted shares outstanding	166,195,513	58,038,545	175,023,457	57,755,621

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AXXESS PHARMA, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net Income (loss)	$1,899,130	$(646,658)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock issued for services	123,069	167,517
Amortization of license fee	10,106	234
Amortization of original issue discount	38,152	-
Amortization of debt discount recognized as interest expense	571,625	-
Conversion of debt to equity	1,566,694	-
Amortization of warrants issued in connection with notes payable	59,679	-
Change in derivative liability	(5,188,497)	-
Debt financing cost - liquidated damages in equity and convertible debt	148,000	-
Changes in operating assets and liabilities:
Accounts receivable	6,861	(43,466)
Inventory	29,075	(46,232)
Prepaid expenses and other assets	10,419	20,000
Accounts payable & accrued liabilities	187,062	97,531
Net cash (used) by operating activities	(538,625)	(451,074)
FINANCING ACTIVITIES
Issuance of common stock	-	530,247
Bank overdraft	26,513	-
Proceeds from notes payable, net of repayments	7,703	4,747
Proceeds from convertible notes payable	482,500	-
Proceeds from notes payable, related party	(11,374)	25,922
Net cash provided by financing activities	505,342	560,916
Effect of foreign currency translation	24,662	43,690
NET INCREASE IN CASH	(8,621)	153,532
CASH
Beginning of year	8,621	5,061
End of year	$-	$158,593
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-
NON-CASH ACTIVITY
Conversion of debt to equity	$560,125	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 1—THE COMPANY AND BASIS OF PRESENTATION

Nature of operations

Axxess Pharma, Inc. was incorporated in the state of Delaware on April 7, 1997 as CGI Communications Services Inc. On July 26, 2008, the Company amended its certificate of incorporation to change its name to Axxess Pharma, Inc. On December 6, 2012 the Company reincorporated in Nevada by merging into a newly formed Nevada entity with the name Axxess Pharma, Inc. The Company now operates as Axxess Pharma, Inc. with Axxess Pharma Canada, Inc. and Allstar Health Brands Inc. as its wholly owned subsidiaries.

Axxess Pharma Canada, Inc. was incorporated under the Laws of the Province of Ontario. The Company is engaged in the acquisition of Drug Identification Numbers and the eventual sale of the related products. All Star Health Brands Inc. was incorporated on October 1, 2013 under the Laws of the Province of Ontario. The Company is engaged in the acquisition of Drug Identification Numbers and the eventual sale of the related products

The consolidated financial statements included the results of Axxess Pharma Inc. Axxess Pharma Canada and its wholly owned subsidiary Allstar Health Brands Inc. All intercompany accounts have been eliminated during consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence
•	estimation of future cash flows used to assess the recoverability of long-lived assets
•	estimation of estimated fair value of the equity instruments

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash. At both June 30, 2015 and December 31, 2014, the Company did not exceed the insured limit of a depository institution.

F-4

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

Accounts receivable

The Company considers the entire accounts receivable to be fully collectible. The accounts receivable consist of trade receivable to wholesale customer. Management believes all receivables are fully collectible and therefore no allowance for bad debt has been recorded as of June 30, 2015 and December 31, 2014.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis.

Fair value of financial instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note obligations approximate fair value, as the terms of these notes are consistent with terms available in the market for instruments with similar risk.

We account for our derivative financial instruments, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions and/or cash settlement features, and certain conversion options embedded in our convertible instruments, at fair value using level 3 inputs. We determine the fair value of these derivative liabilities using the Black-Scholes option pricing model when appropriate, and in certain circumstances using binomial lattice models or other accepted valuation practices.

When determining the fair value of our financial assets and liabilities using the Black-Scholes option pricing model, we are required to use various estimates and unobservable inputs, including, among other things, contractual terms of the instruments, expected volatility of our stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

Foreign Currency Transactions

The Company's functional currency is the Canadian dollar and the reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity - other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Intangible Assets

Intangible Assets consist primarily of licensing as it relates to Drug Identification Numbers (DINs), which is calculated on a straight-line basis over the estimated useful lives, generally estimated, to be ten years. The carrying value of the DINs is assessed for impairment annually during the fourth quarter of each year, or more frequently if impairment indicators exist. Other intangible assets consist of websites, trademarks, domain names etc. and are amortized over estimated useful lives

F-5

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Cost of sales

Cost of sales of approximately $7,173 and $42,012 for the six months ended June 30, 2015 and 2014, respectively; consist primarily of merchandise costs of sales.

Revenue recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily print, web based and word of mouth. Advertising / marketing costs were approximately $218,105 and $32,164 for the six months ended June 30, 2015 and 2014, respectively.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718, which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

 The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

F-6

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

Comprehensive Income

ASC Topic 220, "Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive Income consists of foreign currency translation.

Recent Accounting Pronouncements

In May 2014, the FASB amended the ASC and created Topic 606, Revenue from Contracts with Customers, to clarify the principles for recognizing revenue. This guidance will be effective for the Company beginning January 1, 2017 and must be adopted using either a full retrospective approach for all periods presented in the period of adoption or a modified retrospective approach. We have not yet determined the effects of this new guidance on our financial statements.

In August 2014, the FASB issued a new U.S. GAAP accounting standard that provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new accounting standard requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. The new accounting standard is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company does not expect the adoption of this standard to have a material impact on the consolidated financial statements.

ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30) – Simplifying the Presentation of Debt Issuance Costs.” The amendments in this update require the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal periods. Early adoption of the amendments in this update is permitted for financial statements that have not been previously issued. The Company intends to adopt this requirement in 2016, and currently anticipates that the impact of adoption will solely be a reclassification of its deferred financing costs from asset classification to contra-liability classification.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-7

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 4 – INTANGIBLE ASSETS

TapouT Muscle Recovery Patent and License Tradename

The Company acquired patent and product licenses, trademarks and patents in TapouT Muscle Recovery products (see Note 10).

The components of our other intangible assets at June 30, 2015 are summarized below:

Other Intangible Asset Class	Cost	Accumulated Amortization	Net Carrying Amount	Weighted- Average Amortization Period
Tapout Muscle Recovery patent and license and tradename - October 2013	$2,500	$(839)	$1,661	5.25 years
Tapout Muscle Recovery patent and license and tradename - September 2014	125,000	(16,447)	108,553	6.33 years
Total other intangible assets	$127,500	$(17,286)	$110,214

Amortization expense recognized in the amount of $10,106 and $238 for the six months ended June 30, 2015 and 2014.

The expected future annual amortization expense for each of the next five years based on current balances of our intangible assets is as follows:

For the year ending December 31:
2015	$20,213
2016	$20,213
2017	$20,213
2018	$20,213
2019	$19,734
Thereafter	$19,734

DINs License Agreement

The Company licensed certain patents from Blue Ivory, Inc. in connection with a 2010 agreement, which is being capitalized and amortized by straight-line methods over estimated useful lives of ten years. The Company agreed to a $5,000,000 license fee payable in quarterly installments of $125,000 payable over a ten-year period. Based upon a review of the assets during the year ended December 31, 2013, the Company determined that there was a material impairment of DIN's license agreement and recorded an impairment of $4,875,000. The Company intends to pursue opportunities with the license agreement upon acceptable funding to pursue the business model.

F-8

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 5—NOTES PAYABLE

Notes payable at June 30, 2015 and 2014 are summarized as follows:

	June 30, 2015	December 31, 2014
Canadian Heritage, Ltd.	$67,404	$38,765
Ramos & Ramos Investments, Inc.	43,233	480,733
Beaufort	45,000	250,000
Ramm Ventures Development, Inc.	98,418	107,746
Other	-	-
	254,055	877,244
Current Portion	254,055	877,244
Total Non-Current	$-	$-

Canadian Heritage Ltd.

The Company entered into a note payable with Canadian Heritage Ltd. The loan is not interest bearing and cannot be called prior to January 1, 2015. The balances of the note payable as of June 30, 2015 and December 31, 2014 is $67,404 and $38,765, respectively.

Ramos and Ramos Investments, Inc.

On October 25, 2010, the Company entered into a note payable with Ramos and Ramos Investments Inc. The note bears interest at a 7% per annum interest rate. The note matures December 31, 2014. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock.

The Company entered into a note payable with maximum lending amount of $500,000 with Ramos and Ramos Investments Inc. a maximum of lending amount of $500,000 could be advanced within the first six months of the note. The note bears interest at a 12% per annum interest rate. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock. On March 13, 2015, the holders of the note amended the conversion price to $0.01 per share.

In the six months ended June 30, 2015, Ramos and Ramos Investments, Inc. converted $140,000 of the loan balance in exchange for 16,000,000 shares of Company common stock at $.01 per share. In February 2015, the Company repaid $100,000 and Ramos and Ramos assigned $300,000 of the notes payable to third parties in the six months ending June 30, 2015. In addition, Ramos and Ramos advances certain funds to the Company during the period. There are no terms to the advances unless otherwise converted into a convertible note payable (see Note 7).

F-9

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 5—NOTES PAYABLE (continued)

Beaufort

On June 9, 2014, the Company issued Beaufort a secured promissory note in the principal amount of $250,000. The promissory note matures six months from the date the Company receives the full amount of the Note on January 24, 2015. The agreement was amended on January 20, 2015 and February 13, 2015 as described in the subsequent footnote. The note bears interest at 1% per month compounded monthly.

On January 20, 2015 and February 13, 2015, Beaufort Capital Partners, LLC was repaid $125,000 of the note payable and the remaining is to be paid on the 15th of each month at $20,000 per month plus $5,000 penalty per month until paid in full.

On July 15, 2015, Beaufort Capital Partners, LLC. assigned the rights, title and interest to Ramos and Ramos Investments.

RAMM Ventures Development, Inc.

On October 3, 2013 the Company entered into a $200,000 note payable with RAMM Venture Developments Inc. The note bears interest at 12% annually The earliest the note can become due and payable is December 31, 2014 if private placement funds are received at which time the note repayment can be accelerated. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share. The Note is secured by 5,000,000 shares of the Company’s Common Stock personally owned by the Company's CEO. On January 15, 2015, the holders of the note amended the conversion price to $0.01 per share.

NOTE 6—NOTES PAYABLE –RELATED PARTY

Notes payable related party at June 30, 2015 and December 31, 2014 are summarized as follows:

	December 31, 2014	December 31, 2013
Shareholders loans payable	$43,671	$55,045
Blue Ivory Holdings, Inc.	1,000,000	1,000,000
	1,043,671	1,055,045
Current Portion	1,043,671	1,055,045
Total Non-Current	$-	$-

Shareholder Loans payable

The Company entered into loans payable with shareholders for general working capital purposes. The loan from stockholders is non interest bearing and due on demand. The balances of the note payable as of June 30, 2015 and 2014 are $43,671 and $55,045, respectively.

Blue Ivory Holdings, Inc.

On August 4, 2014, the Company issued Blue Ivory Holdings, Inc. a note payable in the amount of $1,000,000 in exchange for the return and cancellation of 12,500,000 shares of the Company's stock issued as collateral under a license agreement. The Note matures one year from the date of the Note. The note bears interest at 10% annually. The note payable has been extended for a six month period due on February 4, 2016.

F-10

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30 2015 and 2014

(Unaudited)

NOTE 7 – CONVERTIBLE PROMISSORY NOTES PAYABLE

Convertible promissory note at June 30, 2015 and December 31, 2014 are as follows:

	2015	2014
WHC Investments, Inc. convertible promissory note payable, net of original issuance discount of $42,818, warrant feature of $59,679 and debt discount feature of $111,592 as of December 31, 2014.	$-	$98,411
RBB Capital, WHC assignment	175,000	-
Ramos and Ramos, WHC assignment	175,000	-
Redwood Capital, net of original issuance discount of $4,666 and debt discount of $85,639	24,695	-
RBB Capital, May 17, 2015, net of debt discount amortization of $27,639	32,236	-
18 River North Equity, LLC., February 17, 2015, net of debt discount of $29,703	45,297	-
18 River North Equity, LLC., April 6, 2015, net of original issuance discount of $2,981 and debt discount of $39,913	34,606	-
Ramos and Ramos, February 23, 2015, net of debt discount of $26,380	103,620	-
Ramos and Ramos, May 15, 2015, net of debt discount of $53,465	46,535	-
Convertible promissory note payable, net	$636,989	$98,411

WHC Investments, Inc./WHC Assignment

On November 4, 2014, the Company entered into a note payable with WHC Investments, LLC. The note $312,500 includes $62,500 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on May 4, 2015 and is secured by 3,500,000 shares of Company common stock owned by the Company's Chief Executive Officer. The note may be converted in the event that (a) the note is in default or (b) the net proceeds from the sale of collateral shares do not provide adequate coverage of all amounts due. The note is convertible into the Company’s common stock at an initial conversion price at 70% of the average three daily volume weighted averages during the 20 days before the issue date.

The agreement included a detachable three (3) year warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.25535 per share.  The proceeds from the issuance of convertible debt securities with detachable warrants were allocated between the warrants and the debt security. The discount is being amortized over the life of the debt. The Company recorded an original issue discount of $62,500 and amortized as interest expense over the initial six-month term of the convertible debentures. During the six months ended June 30, 2015, the Company recognized $42,818 of interest expense as a result of the amortization.

The Company accounted for the detachable warrants included with the convertible debentures as liabilities in accordance with GAAP, as the warrants are subject to anti-dilution protection and could result in them being converted to a variable number of the Company’s common shares. The Company determined the value of the derivate feature of the warrants issued during at the relevant commitment dates to be $87,112 utilizing a Black-Scholes valuation model. The change in fair value of the liability for the warrants resulted in a reduction to the charge to income of $59,679 during the year-end June 30, 2015. The fair value of the derivative conversion features was determined to be $227,991 and $146,683 at June 30, 2015 and December 31, 2014, respectively.

In the six months ending June 30, 2015, the note payable was assigned $175,000 to Ramos and Ramos Investments, Inc. and $175,000 to RBB Capital. The balance includes a penalty of $37,500 in the principal balance and the Company's CEO transferred personal shares to WHC Investments, Inc.

F-11

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30 2015 and 2014

(Unaudited)

NOTE 7 – CONVERTIBLE PROMISSORY NOTES PAYABLE (continued)

RDW Capital, LLC.

On February 5, 2015, the Company entered into a convertible note payable with RDW Capital, LLC. The $100,000 note payable includes $5,000 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on February 5, 2016 and is secured by 2,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. In the six months ended June 30, 2015, the lender converted the $100,000 of principal into 2,713,164 shares of common stock. The Company recorded amortization of debt discount and original issuance discount, which was recognized as interest expense, in the amount of $88,306 and $5,000 during the six months ended June 30, 2015, respectively.

On February 23, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $200,000 bears interest at a 10% per annum interest rate. The note matures on February 23, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. In the six months ended June 30, 2015, the lender converted the $200,000 of principal into 4,687,499 shares of common stock. The Company recorded amortization of debt discount, which was recognized as interest expense, in the amount of $152,372 during the six months ended June 30, 2015.

On April 22, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $175,000, includes $8,750 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on April 22, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into the Company’s common stock at an initial conversion price at 60% of the volume-weighted averages during the 20 days before the issue date. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. In the six months ended June 30, 2015, the lender converted the $60,000 of principal into 1,616,523 shares of common stock. The Company recorded amortization of debt discount and original issuance discount, which was recognized as interest expense, in the amount of $74,957 and $4,084 during the six months ended June 30, 2015, respectively.

18 River North Equity, LLC.

On February 17, 2015, the Company entered into a convertible note payable with River North Equity, LLC. in an aggregrate principal amount of $75,000. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. The Company recorded amortization of debt discount, which was recognized as interest expense, in the amount of $17,028 during the six months ended June 30, 2015.

F-12

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 7 – CONVERTIBLE PROMISSORY NOTES PAYABLE (continued)

On April 6, 2015, the Company entered into a convertible note payable with River North Equity, LLC. in an aggregate principal amount of $77,500 including $4,375 of original issuance discount. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. The Company recorded amortization of debt discount and original issuance discount, which was recognized as interest expense, in the amount of $12,073 and $894 during the six months ended June 30, 2015, respectively.

Ramos and Ramos

On February 23, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $130,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 10% per annum. The note matures on August 23, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of six (6) months. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $62,042 during the six months ended June 30, 2015.

On May 15, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 12% per annum. The note matures on November 15, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of six (6) months. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $17,822 during the six months ended June 30, 2015.

RBB Capital, LLC.

On May 18, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with RBB Capital, LLC. in exchange for the assumption of $100,000 of the Ramos and Ramos note payable dated June 12, 2011. The note payable bears interest at a 12% per annum. The note matures on February 18, 2016. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. The fair value of the note has been determined by using the Black-Scholes pricing model with an expected life of twelve (12) months. In June 30, 2015, the lender converted $40,125 of the principal into 1,328,505 shares of common stock. The principal balance as of June 30, 2015 was $59,875. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $35,433 during the six months ended June 30, 2015.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory note was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically according to the stock price fluctuations.

F-13

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 8 – DERIVATIVE LIABILITY

In conjunction with the issuance of the Convertible Promissory Notes (see Note 7), the Company recognized a derivative liability on the convertible debentures.

The convertible notes issued and described in Note 7 do not have fixed settlement provisions because their conversion prices are not fixed. The conversion feature has been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

During the six months ended June 30, 2015, as a result of the convertible notes (“Notes”) issued that were accounted for as derivative liabilities, we determined that the fair value of the conversion feature of the convertible notes at issuance was $722,772, based upon a Black-Sholes-Model calculation. We recorded the full value of the derivative as a liability at issuance with an offset to valuation discount, which will be amortized over the life of the Notes.

During the six months June 30, 2015, approximately $560,125 convertible notes were converted. As a result of the conversion of these notes and the change in fair value of the remaining notes, the Company recorded a gain in change in derivative of $5,188,497 in the statement of operations for the six months ended June 30, 2015. At June 30, 2015 and December 31, 2014, the fair value of the derivative liability was $1,550,517 and $6,016,242, respectively.

For purpose of determining the fair market value of the derivative liability, the Company used Black Scholes option valuation model.  During the six months ended June 30, 2015 and the year ended December 31, 2014, the significant assumptions used in the Black Scholes valuation of the derivative are as follows:

	2015	2014
Stock Price on valuation dates	$0.03 - $0.17	$0.16 -$0.19
Conversion price for the debt	$0.03 - $0.10	$-
Dividend yield	0.00%	0.00%
Years to maturity	6 months - 1 year	6 months
Risk free rate	.06% - .28%	.06% - .12%
Expected volatility	93.91-174.68%	89.1-111.4%

NOTE 9 – EQUITY

At June 30, 2015, the Company’s authorized stock consists of 20,000,000 shares of $.0001 par value preferred stock and 100,000,000 shares of $.0001 par value common stock. The common stock has voting rights and entitle to one vote per share.

Of the 20,000,000 shares of preferred stock 20,000,000 shares are issued and outstanding as of June 30, 2015 and December 31, 2014. On April 15, 2015, the Company entered into a certificate of designation with the State of Nevada designating the preferred shares as Series A Preferred with a $1.00 liquidation preference and no dividend rights. The preferred stock has voting rights, regardless of the number of shares outstanding, representing 80% of all votes entitled to be voted.

In August 12, 2015, the Company amended the Articles of Incorporation to increase authorized common shares from 150,000,000 to 250,000,000 shares.

F-14

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 9 – EQUITY (continued)

The following common stock transactions occurred during the period:

On January 14, 2015, the Company issued 1,000,000 shares valued at $0.10 per share for cash pursuant to a loan agreement amounting to $18,500.

On January 21, 2015 Beaufort Partners were issued 200,000 shares in exchange for an extension of the secured promissory note amounting to $44,000.

On January 30, 2015, Core Biotech PTY, 600,000 shares pursuant to a consulting agreement amounting to $99,000.

In February and March 2015, 4,687,499 shares were issued to Redwood Capital LLC, for the conversion of $200,000 of convertible notes to Redwood Capital LLC.

On February 13, 2015, 300,000 shares were issued to Beaufort Capital Partners LLC in exchange for an extension of the secured promissory note amounting to $48,000.

On March 12, 2015, 100,000 shares were issued to Seaside 88 LP, pursuant to an extension of a share purchase agreement. On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. Therefore, as of January 16, 2015 and September 30, 2014, the Company has not accrued any liquidated damages. However, if the Company does not become a reporting company by March 30, 2015, the Company will commence to accrue liquidated damages until it becomes a reporting company which may adversely affect our results of operations. The Company is currently not a reporting company as of September 29, 2015.

On March 18, 2015 and June 16, 2015, 121,714 shares were issued to Ramel Shorte & Associates shares were issued to Ramel Shorte & Associates in exchange for investment Banking Services.

On March 25, 2015, 4,000,000 shares were issued in exchange for the conversion of $40,000 of convertible notes to Ramos & Ramos Investments.

On April 15, 2015, 6,000,000 shares were issued in exchange for the conversion of $60,000 of convertible notes to Ramos & Ramos Investments.

In April and May 2015, the Company issued 3,789,687 shares in exchange for the conversion of $160,000 of convertible notes to Redwood Capital LLC.

On June 2, 2015, 6,000,000 shares were issued in exchange for the conversion of $60,000 of convertible notes to Ramos & Ramos Investments.

In June 2015, the Company issued 1,328,505 shares in exchange for the conversion of $40,125 of convertible notes to RBB Capital LLC.

In June 2015, the Company issued 350,000 were issued in exchange for $14,000 of advertising services.

On June 16, 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders in accordance with the amended agreement dated January 30, 2014. The shares had been recorded at $322 at par value of $0.001 per share in common stock payable.

F-15

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 10 – WARRANTS

Warrants

The following table summarizes the changes in the warrants outstanding at June 30, 2015, and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.  These warrants were issued in lieu of cash compensation for services performed or financing expenses and in connection with the private placements.

Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number Exercisable	Weighted Average Exercise Price
$0.50	475,000	$0.50	.61	475,000	$0.50
$0.26	1,000,000	$0.26	2.35	1,000,000	$0.26
	1,475,000		1.79	1,475,000

A summary of the Company’s stock awards for warrants as of June 30, 2015 and changes for the six months ended June 30, 2015 is presented below:

	Warrants	Weighted Average Exercise Price
Outstanding, January 1, 2015	1,475,000	$0.33
Granted	—	—
Exercised	—	—
Expired/Cancelled	—	—
Outstanding, June 30, 2015	1,475,000	0.33
Exercisable, June 30, 2015	1,475,000	0.33

On November 4, 2014 and in conjunction with the WHC Capital Note Agreement (Note 7), the Company issued detachable three (3) year warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $.25535 per share.

During the year ended December 31, 2014, the Company entered into a Stock Purchase Agreement with certain investors whereby the Company issued 475,000 warrants to purchase further common stock of the Company for up to two years at $0.50 per share.

NOTE 11 – ACQUISITION

On September 13, 2013 the Company through its wholly owned subsidiary Allstar Health Brands, entered into an assets purchase agreement with Revive Bioscience Inc. The Company acquired assets related to the distribution of Tapout Products including DINS of TapouT pain relief products as well as trademarks, website, remaining finished goods inventory of Tapout products as well customer lists and intellectual products associated with the Tapout brand name. The purchase price included $52,000 cash used to pay-off outstanding accounts payable of Revive Bioscience as of the closing date and 6,450,000 shares of common stock valued at $0.48 per share at the closing date of the transaction. The purchase price allocation is as follows:

Inventory	$21,269

F-16

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 11 – ACQUISITION (continued)

Based on the fair value of assets received compared to the fair market value of the consideration given the $52,000 cash and fair value of common stock $3,096,000 (6,450,000 at $0.48 per share) The company recorded expenses of as excess consideration paid over fair value of assets received of $3,119,731.

Under the terms of the agreement the seller can receive an additional 2,500,000 shares of common stock is certain private placement funding levels are reached as well as specified revenue goals related to the sale of TapouT products achieved with an eighteen months period commencing September 13, 2013.

On January 30, 2014, the company and Revive Bioscience, Inc. amended the September 13, 2014 acquisition agreement whereby the Revive Bioscience, Inc. shareholders returned 3,225,000 shares to the Company subject to conditions related to transferring NPN's and indemnification of certain outstanding liabilities. In June 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders upon settlement of the conditions.

NOTE 12 – INCOME (LOSS) PER SHARE

The following table sets forth the calculation of basic and diluted net income (loss) per common share for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basis net income (loss) per share:
Net (income) loss	$4,278,906	$(311,014)	$1,899,130	$(646,658)
Weighted average common shares outstanding	$76,792,291	58,038,545	67,943,236	57,755,621
Basic net income (loss) per share	$0.06	$(0.01)	$0.03	$(0.01)
Diluted net income (loss) per share:
Net income (loss)	$4,278,906	$(311,014)	$1,899,130	$(646,658)
Weighted average common shares outstanding	76,792,291	58,038,545	67,943,236	57,755,621
Potential dilutive securities	98,231,166	-	98,231,166	-
Weighted average common shares outstanding – diluted	175,023,457	58,038,545	166,174,402	57,755,621
Diluted earnings per share	$(0.02)	$(0.01)	$(0.01)	$(0.01)
Common stock equivalents excluded due to anti-dilutive effect	-	21,475,000	-	21,475,000

For the three and six months ending June 30, 2014 common stock equivalents totaling 21,475,000 and 21,475,000, respectively, related to warrants and preferred stock were excluded from the calculation of the diluted net loss per share as their effect would have been antidilutive.

F-17

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

 NOTE 13– FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosures about fair value of financial instruments, requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of June 30, 2015, the amounts reported for cash, accrued interest and other expenses, notes payables, and derivative liability approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at June 30, 2015:

	Total	(Level 1)	(Level 2)	(Level 3)

Liabilities
Derivative liability	1,550,517	-	-	1,550,517
Total liabilities measured at fair value	$1,550,517	$-	$-	$1,550,517

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Beginning balance as of December 31, 2014	$6,016,242
Fair value of derivative liabilities issued	722,772
Gain on change in derivative liability	(5,188,497)
Ending balance as of June 30, 2015	$1,550,517

F-18

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 14— LICENSING AGREEMENT

Blue Ivory Holdings, Inc.

On October 1, 2012, the Company entered into a licensing agreement with Blue Ivory Holdings Inc. The Licensing agreement relates to the development, market, make, use and sell, certain drug formulations know as DINS. The terms of the agreement require a total payment of $5,000,000 consisting of being paid quarterly payments of $125,000 over ten year period as well as royalty payment to Blue Holdings of 5% on all net sales by the Company and a 10% royalty fee for Sublicense fees paid to Blue Ivory Holding on account of sublicenses for the sale of licensed products. The balance due on the license fee payable amounts to $5,000,000 as of June 30, 2015 and 2014, respectively.

ABG Tapout, LLC.

On October 1, 2013, the Company entered into a license agreement with ABG Tapout, LLC to sell various products. The license term is five years through December 31, 2018 and provided the Company is not in breach of the agreement shall have the option to extend the licenses agreement for two five year terms. Pursuant to the agreement the Company must pay ABG Tapout, LLC 5% royalty on net sales, the company must also maintain certain agreed upon sales levels set out in the agreement in order to maintain the license.

On September 1, 2014, the Company entered into an amended agreement to expand the product selection available and the term of the agreement for an addition two years through December 31, 2020. In consideration for the amended terms, ABG Tapout, LLC was issued Company common stock of 500,000 shares on October 9, 2014 valued at $100,000 and a fee of $25,000.

The amended term of the agreement provides for an annual minimum guaranteed royalty, a minimum common marketing fund and an advertising commitment of 1% of net sales. The following are the remaining annual minimum commitments required:

Year	Royalty	Marketing
2015	$77,500	$22,728
2016	$165,000	$45,455
2017	$170,000	$45,455
2018	$175,000	$45,455
2019	$200,000	$75,000
2020	$225,000	$100,000

NOTE 15— CONSULTING AGREEMENT

SG Business

On February 27, 2014 the Company entered into a consulting agreement with SG Business development which will perform consulting services related to distribution and marketing channels regarding the Company’s nutritional supplement product lines. The contract term is a one-year period beginning January 22, 2014 and 100,000 shares were issued at a fair market value of $30,000.

F-19

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On July 1, 2013 the Company entered into a consulting agreement with Global Health Link Corp (“Consultants”). The Consultants will perform the duties of a Vice President of Marketing for the Company. The term of the agreement is for three years with the option of a three-year renewal. The agreement can be cancelled by either party by giving a thirty day notice. Upon signing this agreement the Company will issue to the Consultants 250,000 shares of the Company’s common stock. Once the Company receives outside investments of $1,000,000 then the Company will begin paying the consultants $2,000 a month. If the Company receives a cumulative amount equal to $3,000,000 then the Company will pay the consultants a monthly fee of $5,000.

Finally, upon the Company obtaining $3,000,000 in external investments the Company will issue an additional 250,000 shares of the Company’s common stock to the Consultants.

Seaside Public Information Requirement

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. Seaside is entitled to piggyback registration rights for all the shares issued or issuable under the Securities Purchase Agreement.

The Company covenants and agrees to become a reporting company under the Exchange Act, subject to the reporting requirements of Section 13 or 15(d) thereof, no later than August 19, 2014, which was three (3) months following the date of the Securities Purchase Agreement, and thereafter to file all reports required to be filed by a reporting company pursuant to Section 13 or Section 15(d) of the Exchange Act. In the event there is a delay for any reason in the Company becoming a reporting company under the Exchange Act by August 19, 2014, the Company shall pay a liquidated damage of $20 per day until it becomes a reporting company. As of June 30, 2015, the Company has not accrued liquidated damages as a Public Information trigger has not been elected by Seaside.

NOTE 17— SUBSEQUENT EVENTS

On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. Therefore, as of June 30, 2015, the Company has not accrued any liquidated damages. However, the Company was required to become a reporting company by March 30, 2015 or it may be subject to accrued liquidated damages until it becomes a reporting company which may adversely affect our results of operations. As of August 11, 2015, the Company is currently not a reporting company, however, Seaside investments has indicated the Company is in good standing.

On July 15, 2015, Beaufort Capital Partners, LLC. assigned the rights, title and interest to Ramos and Ramos Investments.

In July 2015, the Company issued 3,373,247 shares in exchange for the conversion of $60,955 of convertible notes to RBB Capital LLC.

F-20

AXXESS PHARMA, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements

June 30, 2015 and 2014

(Unaudited)

NOTE 16 — SUBSEQUENT EVENTS (continued)

In July 2015, the Company issued 7,500,000 shares in exchange for the conversion of $75,000 of convertible notes to Ramos and Ramos Investments, Inc.

On August 12, 2015, the Company amended the Articles of Incorporation to increase authorized common shares from 150,000,000 to 250,000,000 shares.

On September 30, the Company provided HardCore Beverages (HCB) a termination notification of its commercial relationship due to non-compliance with the terms of the international distribution agreement.

Other than event mentioned above we evaluated all events or transactions that occurred after June 30, 2015 up through October 1, 2015 the date we issued these financial statements. During this period we did not have any other material subsequent events that impacted our financial statements.

F-21

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$210.82
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$25,210.82

All amounts are estimates other than the SEC’s registration fee. Beaufort is paying all of the registration expenses incurred in connection with the registration of the shares except for accounting fees and expenses. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Articles of Incorporation

The Company’s Articles of Incorporation do not address the indemnification or insurance of controlling persons, directors or officers against liability in their capacity as such.

Bylaws

The Company’s Bylaws provide as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

The Company must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually incurred by him in connection with such Proceeding if:(a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with the Company, he reasonably believed his conduct to be in the Company’s best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to the Company’s best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Company must indemnify any person made a party to any Proceeding by or in the right of the Company, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with the Company, he reasonably believed his conduct to be in its best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to the Company.

A director will not be indemnified in respect to any Proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.  No indemnity will indemnify any director from or on account of acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of such director finally adjudged to be in violation of, from or on account of any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of such Proceeding in certain cases.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws.

28

Nevada Law

Nevada law provides as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

Indemnification.  Pursuant to NRS 78.7502 (Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138 (breach of good faith); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 79.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Insurance.  Pursuant to NRS 78.752 (Insurance and other financial arrangements against liability of directors, officers, employees and agents), a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.  No such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers or controlling persons, the Company has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

29

Item 15. Recent Sales of Unregistered Securities.

Common Stock

On January 1, 2012 the Company issued 2,500,000 shares valued at $0.80 per share for business consulting services.

On April 30, 2012 the Company issued 5,000,000 shares valued at $0.80 per share as stock compensation to its Chief Executive Officer.

On May 15, 2012 the Company issued 500,000 shares valued at $0.80 per share for professional legal services.

On May 15, 2012, the Company issued 2,000,000 shares to Ramm Ventures for business consulting services.

On June 1, 2012 the Company issued 200,000 shares valued at $0.80 per share for investor relations services. 100,000 shares were subsequently cancelled.

On June 11, 2012 the Company issued 750,000 shares to an investor valued at $0.10 per share for cash.

On June 11, 2012 the Company issued 2,000,000 shares valued at $0.80 per share for professional legal services.

On September 1, 2012 the Company issued 50,000 shares valued at $0.80 per share for professional legal services.

On September 1, 2012 the Company issued 500,000 shares valued at $0.80 per share for consulting services related to corporate and business planning.

On October 29, 2012, the Company issued 25,000,000 shares to Blue Ivory International Holdings, Ltd. in connection with an agreement for the licensing of Drug Identification Numbers.

On May 2, 2013 the Company issued 4,000,000 shares valued at $0.80 per share to convert $4,000 of principal on loan from Ramos & Ramos to equity.

On May 8, 2013 the Company issued 100,000 shares to an investor valued at $0.25 per share for cash.

On May 21, 2013 the Company issued 2,000,000 shares valued at $0.80 per share to convert $4,000 of principal on loan from Ramos & Ramos to equity.

On July 11, 2013 the Company issued 250,000 shares valued at $0.85 per share for consulting services related to Canadian sales and corporate business services.

On July 11, 2013 the Company issued 200,000 shares to an investor valued at $0.125 per share for cash.

On August 8, 2013 the Company issued 100,000 shares to an investor valued at $0.20 per share for cash.

On August 15, 2013 the Company issued 25,000 shares valued at $0.88 per share for business consulting services..

On September 13, 2013 the Company issued 6,450,000 shares valued at $0.48 to Revive shareholders in relation to asset acquisition. The company subsequently cancelled 3,225,000 shares in relation to an amendment related to the acquisition.

On October 15, 2013 the Company issued 8,000,000 shares valued at $0.27 per share to convert $8,000 of principal on loan from Ramos & Ramos to equity.

On January 22, 2014, the Company issued 750,000 shares valued at $0.10 pursuant to certain stock purchase agreement to Equity Portfolio Funding, Inc., and a half warrant to purchase further common stock of the Company for up to two years at $0.50 per share.

On January 22, 2014, the Company issued 100,000 shares to an investor valued at $0.10 per share for cash.

On January 28, 2014, the Company issued 1,000,000 valued at $0.10 for cash in conjunction with a license distribution agreement.

On February 27, 2014 the Company entered into a consulting agreement related to distribution and marketing channels regarding the Company’s nutritional supplement product lines and 100,000 were issued valued at $0.30 per share.

On March 17, 2014, the Company issued 200,000 shares to an investor valued at $0.20 per share for cash.

 On April 15, 2014, the Company issued 200,000 shares to an investor valued at $0.20 per share for cash.

On May 19, 2014, the Company entered into a Securities Purchase Agreement with Seaside 88, LP, a Florida limited partnership, or Seaside, pursuant to which the Company will issue and sell to Seaside up to 5,000,000 shares of its common stock. The Company issued 584,350 shares at $0.15 per share on May 20, 2014, 917,300 shares at $0.15 per share on June 20, 2014, and 840,520 shares at $0.1195 per share on July 21, respectively.

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On June 24, 2014, the Company issued 900,000 shares to an investor valued at $0.10 per share for cash.

On July 22, 2014, the Company issued 100,000 shares to an investor valued at $0.10 per share for cash.

On July 22, 2014, the Company issued 550,000 shares of common stock for consulting services related to advertising and promotions of the Company.

On August 4, 2014, the Company cancelled 12,500,000 shares issued as collateral under a license agreement in exchange for a note payable.

On August 26, 2014, the Company issued 1,000,000 shares to an investor valued at $0.10 per share for cash.

On September 15, 2014, the Company issued 50,000 shares of common stock for consulting services related to advertising and promotions of the Company.

On September 18, 2014, the Company issued 4,000,000 shares valued at $0.24 per share to convert $4,000 of principal on loan from Ramos & Ramos to equity.

On October 9, 2014, the Company issued 500,000 shares of common stock for consulting services related to product seletction.

October 30, 2014 the Company issued 1,000,000 shares valued at $0.19 per share as stock compensation to its Chief Executive Officer.

On January 9, 2015, the Company entered issued 100,000 shares of stock to a consultant for the right to an extension of an obligation under an existing agreement.

On January 20, 2015, the Company issued 200,000 shares to Beaufort pursuant to that certain amended and restated secured promissory note to extend the loan to February 13, 2015.

On January 30, 2015, Core Biotech PTY, 600,000 shares pursuant to a consulting agreement amounting to $99,000.

In February and March 2015, 4,687,499 shares were issued to Redwood Capital LLC, for the conversion of $200,000 of convertible notes to Redwood Capital LLC.

On February 13, 2015, 300,000 shares were issued to Beaufort Capital Partners LLC in exchange for an extension of the secured promissory note amounting to $48,000.

On March 12, 2015, 100,000 shares were issued to Seaside 88 LP, pursuant to an extension of a share purchase agreement. On January 9, 2015, the Company entered into a side letter to the Securities Purchase Agreement with Seaside 88, LP to extend the reporting company requirement to March 30, 2015, pursuant to which the Company issued 100,000 shares to Seaside for the extension. Therefore, as of January 16, 2015 and September 30, 2014, the Company has not accrued any liquidated damages. However, if the Company does not become a reporting company by March 30, 2015, the Company will commence to accrue liquidated damages until it becomes a reporting company which may adversely affect our results of operations. The Company is currently not a reporting company as of September 30, 2015.

On March 18, 2015 and June 16, 2015, 121,714 shares were issued to Ramel Shorte & Associates shares were issued to Ramel Shorte & Associates in exchange for investment Banking Services.

On March 25, 2015, 4,000,000 shares were issued in exchange for the conversion of $40,000 of convertible notes to Ramos & Ramos Investments.

On April 15, 2015, 6,000,000 shares were issued in exchange for the conversion of $60,000 of convertible notes to Ramos & Ramos Investments.

In April and May 2015, the Company issued 3,789,687 shares in exchange for the conversion of $160,000 of convertible notes to Redwood Capital LLC.

On June 2, 2015, 6,000,000 shares were issued in exchange for the conversion of $60,000 of convertible notes to Ramos & Ramos Investments.

In June 2015, the Company issued 1,328,505 shares in exchange for the conversion of $40,125 of convertible notes to RBB Capital LLC.

In June 2015, the Company issued 350,000 were issued in exchange for $14,000 of advertising services.

On June 16, 2015, the Company issued 3,225,000 shares of common stock to the Revive Biosciences shareholders in accordance with the amended agreement dated January 30, 2014.

In July 2015, the Company issued 3,373,247 shares in exchange for the conversion of $60,955 of convertible notes to RBB Capital LLC.

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The above securities were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act of 1933, as amended.

Preferred Stock

On October 29, 2012, the Company issued 20,000,000 shares of preferred stock to Blue Ivory International Holdings, Inc.

The above securities were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act of 1933, as amended.

Note

Transaction with WHC Capital

On November 4, 2014, the Company entered into a securities purchase agreement with WHC, pursuant to which the Company issued (1) a 10% convertible note of the Company having a face value of $312,500 and (2) a three year warrant to purchase 1,000,000 shares of the Company’s common stock, at an exercise price of $0.25535 per share. The total purchase price of the note was $250,000.

In the six months ending June 30, 2015, the note payable was assigned $175,000 to Ramos and Ramos Investments, Inc. and $175,000 to RBB Capital. The balance includes a penalty of $37,500 in the principal balance and the Company's CEO transferred 1,500,000, 1,000,000 and 1,000,000 of the pledge shares to WHC Investments, Inc., Ramos and Ramos Investments, Inc. and RBB Capital LLC, respectively.

Transaction with RDW Capital, LLC

On February 5, 2015, the Company entered into a convertible note payable with RDW Capital, LLC. The $100,000 note payable includes $5,000 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on February 5, 2016 and is secured by 2,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion.

On February 23, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $200,000 bears interest at a 10% per annum interest rate. The note matures on February 23, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In the six months ended June 30, 2015, the lender converted the $200,000 of principal into 4,687,499 shares of common stock.

On April 22, 2015, the Company entered into a note payable with RDW Capital, LLC. The agreement exchanged notes of $175,000, includes $8,750 of original issuance discount and bears interest at a 10% per annum interest rate. The note matures on April 22, 2016 and is secured by 7,500,000 shares of Company common stock. The note is convertible into the Company’s common stock at an initial conversion price at 60% of the volume-weighted averages during the 20 days before the issue date. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In the six months ended June 30, 2015, the lender converted the $60,000 of principal into 1,616,523 shares of common stock.

Transaction with River North Equity, LLC

On February 17, 2015, the Company entered into a convertible note payable with River North Equity, LLC. in an aggregate principal amount of $75,000. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion.

On April 6, 2015, the Company entered into a convertible note payable with River North Equity, LLC. in an aggregate principal amount of $77,500 including $4,375 of original issuance discount. The note payable bears interest at a 6% per annum. The note matures on February 17, 2016 and is secured by 800,000 shares of Company common stock. The note is convertible into shares of common stock at a price equal to a variable conversion price of seventy percent (70%) of the volume-weighted averages the twenty (20) days preceding the date of conversion.

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Transaction with Ramos and Ramos

On May 15, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 12% per annum. The note matures on November 15, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion.

On February 23, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $130,000 with Ramos and Ramos Investments, Inc. The note payable bears interest at a 10% per annum. The note matures on August 23, 2015. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty percent (60%) of the volume-weighted averages the five (5) days preceding the date of conversion.

On October 25, 2010, the Company entered into a note payable with Ramos and Ramos Investments Inc. The note bears interest at a 7% per annum interest rate. The note matures December 31, 2014. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock. Interest expense for the years ended December 31, 2014 and 2013 was $7,000 and $7,000, respectively.

The Company entered into a note payable with maximum lending amount of $500,000 with Ramos and Ramos Investments Inc. a maximum of lending amount of $500,000 could be advanced within the first six months of the note. The note bears interest at a 12% per annum interest rate. The note cannot be paid off in full before January 1, 2015 or the completion of a public offering by the Company. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share. The holder of the note has the right to convert the full or any portion of the principal and accrued but unpaid interest into shares of common stock. Interest expense for the years ended December 31, 2014 and 2013 was $43,904 and $34,799, respectively.

Transaction with RBB Capital, LLC

On May 18, 2015, the Company entered into a convertible promissory note payable in an aggregate principal amount of $100,000 with RBB Capital, LLC. in exchange for the assumption of $100,000 of the Ramos and Ramos note payable dated June 12, 2011. The note payable bears interest at a 12% per annum. The note matures on February 18, 2016. The note is convertible into shares of common stock at a price equal to a variable conversion price of sixty-five percent (65%) of the volume-weighted averages the twenty (20) days preceding the date of conversion. In June 30, 2015, the lender converted $40,125 of the principal into 1,328,505 shares of common stock. The principal balance as of June 30, 2015 was $59,875.

In July 2015, the Company issued 3,373,247 shares in exchange for the conversion of $60,955 of convertible notes to RBB Capital LLC.

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Transaction with RAMM Venture

On October 3, 2013 the Company entered into a $200,000 note payable with RAMM Venture Developments Inc. The note bears interest at 12% annually. The earliest the note can become due is December 31, 2014 if a private placement funds are received at which time the note repayment can be accelerated. In the event of default of the repayment, the note shall automatically be converted to shares of the Company’s common stock at the price of $0.001 per share.

Transaction with Canadian Heritage

The Company entered into a note payable with Canadian Heritage Ltd. The loan is not interest bearing and cannot be called prior to January 1, 2015.

The above securities were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act of 1933, as amended.

Item 16 Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Designation of Series A Preferred Stock (2)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1	Asset Purchase Agreement with Revive Bioscience Inc. dated September 13, 2013(1)
10.2	Amendment to the Asset Purchase Agreement with Revive Bioscience Inc. dated January 30, 2014 (1)
10.3	Consulting Agreement with Peter Daniel Bagi dated April 30, 2012 (1)
10.4	Distribution Agreement with Hard Core Beverages LLC dated March 18, 2014 (1)
10.5	Service Agreement with Great Lakes Fulfillment Services dated October 23, 2013 (1)
10.6	Sponsorship Agreement with Wide-Open Sports Marketing, Inc. dated June 11, 2014 (1)
10.7	Manufacturing Agreement with Private Label Nutraceuticals, Inc. dated May 1, 2014 (1)
10.8	Sales Management and Service Agreement with Nutritional Products International, Inc. dated January 16, 2014 (1)
10.9	Sales Representation Agreement with Acosta Military Sales, LLC dated February 13, 2014 (1)
10.10	Securities Purchase Agreement with Seaside 88, LP dated May 19, 2014 (1)
10.11	Investment Agreement with Beaufort Capital Partners LLC dated December 24, 2014 (1)
10.12	Registration Rights Agreement with Beaufort Capital Partners LLC dated December 24, 2014 (1)
10.13	Secured Promissory Note issued to Beaufort Capital Partners LLC dated June 9, 2014 (1)
10.14	Stock Pledge Agreement with Beaufort Capital Partners LLC dated June 9, 2014 (1)
10.15	Escrow Agreement with Beaufort Capital Partners LLC dated December 24, 2014 (1)
10.16	License Agreement with ABG TapouT, LLC dated October 1, 2013 (1)
10.17	Amendment to License Agreement with ABG TapouT, LLC dated September 15, 2014 (1)
10.18	Supply Agreement with Planet Fulfillment, LLC dated February 13, 2014 (1)
10.19	Side Letter Agreement with Seaside 88, LP dated January 9, 2015 (1)
10.20	Pharmaceutical License Agreement with Blue Ivory Holdings Ltd., with addendum, dated October 1, 2012 (2)
10.21	Securities Purchase Agreement with WHC Capital LLC, dated November 4, 2014 (1)
10.22	Convertible Note issued to WHC Capital LLC, dated November 4, 2014 (1)
10.23	Warrant issued to WHC Capital LLC, dated November 4, 2014 (1)
10.24	Stock Pledge Agreement with WHC Capital LLC, dated November 4, 2014 (1)
10.25	Escrow Agreement with WHC Capital LLC, dated November 4, 2014 (1)
10.26	Amended and Restated Secured Promissory Note issued to Beaufort Capital Partners LLC dated January 20, 2015 (1)
21.1	List of Subsidiaries (1)
23.1	Consent of KLJ & Associates, LLP (2)
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

* To be filed by amendment.

(1) Incorporated by reference to the registration statement on Form S-1 filed with the SEC on January 21, 2015.

(2) Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Canada, on October 5, 2015.

AXXESS PHARMA, INC.

By:	/s/ Peter Daniel Bagi, MD
Peter D. Bagi, MD
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Bagi, MD, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any related registration statement filed pursuant to Rules 413 or 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Daniel Bagi, MD	President, Chief Executive Officer,	October 5, 2015
Peter D. Bagi, MD	Chief Financial Officer and Director
(Principal Executive Officer and Principal Accounting Officer)

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